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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GERON CORPORATION
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GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2010

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the Company), will be held on Wednesday, May 19, 2010, at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect the members of Class II of the Board of Directors to serve for the following three years or until their successors are elected and qualified;

2.	To approve an amendment to the Company’s 2002 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares;

3.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Monday, March 22, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David L. Greenwood
Secretary
Menlo Park, California
March 29, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

PROXY STATEMENT
____________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is being furnished to the stockholders of Geron Corporation, a Delaware corporation (the Company), in connection with the solicitation by the Board of Directors (the Board) of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 19, 2010, at 8:30 a.m. local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about March 29, 2010.

Solicitation and Voting of Proxies

     Only holders of record at the close of business on Monday, March 22, 2010 (the Record Date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 97,458,243 shares of common stock, par value $0.001 per share (Common Stock), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company, or at the Company’s request, The Altman Group. No additional compensation will be paid to directors, officers or other regular employees for such services, but The Altman Group will be paid its customary fee, estimated to be $6,000, to render solicitation services.

Quorum Requirement and Votes Required for the Proposals

     In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on the election of directors and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     The proposal to approve an amendment to the 2002 Equity Incentive Plan (the 2002 Plan) requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, proxies reflecting abstentions to this proposal will be treated as votes against the amendment to the 2002 Plan. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

     The proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is considered a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

     Shares purchased through the 1996 Employee Stock Purchase Plan (Purchase Plan) will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Voting Via the Internet or by Telephone

     Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (Broadridge) online and telephone program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

     Registered stockholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A stockholder not wishing to vote electronically through the Internet or by telephone or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

     The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Internet and Electronic Availability of Proxy Materials

     As permitted by the Securities and Exchange Commission (the SEC), the Company is sending a Notice of Internet Availability of Proxy Materials (the Notice) to stockholders who hold shares in “street name” through a bank, broker or other holder of record. All such stockholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC on February 26, 2010 (the Annual Report) electronically through www.proxyvote.com or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

     In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2010 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Board currently consists of eight members, seven of which are “independent,” as that term is defined by Nasdaq Rule 5605(a)(2). The Company’s Bylaws provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class II directors will expire at the Annual Meeting in May 2010, and two nominees for director are to be elected as Class II directors. The two nominees are Edward V. Fritzky and Thomas D. Kiley, Esq. The Class III directors, Alexander E. Barkas, Ph.D., Karin Eastham and Charles J. Homcy, M.D. have one year remaining on their terms of office. The Class I directors, Thomas Hofstaetter, Ph.D., Thomas B. Okarma, Ph.D., M.D. and Patrick J. Zenner, have two years remaining on their terms of office. On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

     The Board has selected two nominees for Class II directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class II directors of the Company. Accordingly, abstentions will not affect the outcome of the proposal. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class II director, the periods during which they have served as a director of the Company, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2013 Annual Meeting

Class II Directors (Term Expiring at the 2013 Annual Meeting)

Name	Age	Principal Occupation
Edward V. Fritzky	59	Former Chairman, Chief Executive Officer and President,
		Immunex Corporation
Thomas D. Kiley, Esq.	66	Attorney-at-law

     Edward V. Fritzky has served as a director of the Company since July 1998. From July 2002 to May 2005, he served as a director and advisor to Amgen Corporation, a U.S. pharmaceutical company, where he established a leading research center in Seattle. From January 1994 to July 2002, he served as Chief Executive Officer and Chairman of Immunex Corporation, a biopharmaceutical company that developed, manufactured and marketed therapeutic products for the treatment of cancer, infectious diseases and autoimmune disorders, during which time he managed the company’s growth to over $15 billion in market value and completed its acquisition by Amgen in 2002. Since 2004, Mr. Fritzky has been a director of Jacobs Engineering Group, Inc., a professional technical services firm providing scientific and specialty consulting services supporting industrial, commercial and government clients. From 1998 to 2009, Mr. Fritzky was a director of Sonosite, Inc., a leading company of hand-carried ultrasound equipment. From 1992 to 1994, Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, and from 1989 to 1992, as Vice President of Lederle Laboratories. While at Lederle Laboratories, Mr. Fritzky oversaw the launch of six new products. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company that manufactures, develops and markets health care products and pharmaceuticals. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture between G.D. Searle & Company, a U.S. pharmaceutical company and Synthelabo, a French pharmaceutical company, to market existing and new Synthelabo products in the United States. Mr. Fritzky served as a Trustee of the Fred Hutchinson Cancer Center from July 2001 to June 2007. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University. The Board believes Mr. Fritzky’s management and operational experience as Chairman and Chief Executive Officer of Immunex Corporation and as President of other biopharmaceutical companies, his knowledge of therapeutic product launches and the substantial understanding of the Company and its operations he has gained during his 12 years as a director of the Company, qualifies Mr. Fritzky to again be nominated to serve as a director.

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is currently a director of Transcept Pharmaceuticals, Inc., a specialty pharmaceutical company developing therapies in the field of neuroscience. Mr. Kiley was a director of Connetics Corporation, a specialty pharmaceutical company that developed dermatology products, from 1994 to 2006 when it was acquired by Stiefel Laboratories, Inc. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company using human genetic information to develop medical treatments, serving as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development where he managed patent litigation, developed patent strategy and negotiated numerous corporate partnership deals. From 1969 to 1980, he was with Lyon & Lyon, a Los Angeles-based law firm specializing in domestic and international intellectual property law matters and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from The George Washington University. The Board believes Mr. Kiley’s specialized knowledge of intellectual property matters for biopharmaceutical companies, his experience as a board member for other public companies and the substantial understanding of the Company and its operations he has gained during his 18 years as a director of the Company, qualifies Mr. Kiley to again be nominated to serve as a director.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class III and Class I directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class III Directors (Term Expiring at the 2011 Annual Meeting)

Name	Age	Principal Occupation
Alexander E. Barkas, Ph.D.	62	Managing Member, Prospect Management Company, LLC, the General Partner of Prospect Venture Partners L.P.; Managing Member, Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P.; and Managing Member, Prospect Management Co. III, LLC., the General Partner of Prospect Venture Partners III, L.P.
Karin Eastham	60	Independent Director
Charles J. Homcy, M.D.	61	President and Chief Executive Officer, Portola Pharmaceuticals, Inc.

     Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. Dr. Barkas is a Managing Director of Prospect Venture Partners, a venture capital firm. Prior to co-founding Prospect Venture Partners I, II and III, he was a partner at Kleiner Perkins Caufield & Byers (Kleiner Perkins), a venture capital firm, from 1991 to 1997, where he focused on healthcare product company investments. Prior to Kleiner Perkins, Dr. Barkas was a founder and Chief Executive Officer of BioBridge Associates, a healthcare industry consulting firm. Dr. Barkas currently serves on the board of directors of Amicus Therapeutics, Inc., a biotechnology company developing pharmacological chaperones to improve treatment options for patients with genetic diseases. From 2000 to 2008, Dr. Barkas served as a director for Tercica, Inc., a biopharmaceutical company developing endocrine products, and its chairman from 2003 until its acquisition in 2008 by the Ipsen Group. Dr. Barkas received a Ph.D. in Biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees. The Board believes Dr. Barkas’ extensive knowledge of the healthcare industry, his experience as a board member for other public companies and the substantial understanding of the Company and its operations he has gained during his 18 years as a director of the Company and 17 years as Chairman, qualifies Dr. Barkas to serve as a director.

     Karin Eastham has served as a director of the Company since March 2009. She currently serves as a director for Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on peptide hormone drug candidates for the treatment of diabetes, obesity and other metabolic diseases; Illumina, Inc., a manufacturer of life-science tools and integrated systems for the analysis of genetic variation and biological function; and Genoptix, Inc., a specialized laboratory service provider focused on personalized and comprehensive diagnostic services to community-based hematologists and oncologists. Ms. Eastham is also a director of several non-profit organizations, including UCSD Moores Cancer Center and Corporate Directors Forum. Ms. Eastham served as a director for Tercica, Inc., a biopharmaceutical company developing endocrine products, from 2003 until its acquisition in 2008 by the Ipsen Group and as a director of SGX Pharmaceuticals, Inc., a biopharmaceutical company developing anti-cancer therapies targeting specific enzymes that have been implicated in human cancers, from 2005 until its acquisition in 2008 by Eli Lilly and Company. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer and a member of the Board of Trustees of Burnham Institute for Medical Research, a non-profit corporation engaged in medical research, where she established a business development function to support translational research into commercial opportunities and managed the general and administrative operations. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance and Chief Financial Officer of Diversa Corporation, a genomics technology company. While at Diversa, Ms. Eastham completed the company’s initial public offering in 2000 and negotiated several product and technology acquisitions. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for CombiChem, Inc., a computational chemistry company. While at CombiChem, Ms. Eastham established the administrative infrastructure for the company, assisted in the completion of its initial public offering in 1998 and provided guidance on accounting and structural issues for several pharmaceutical collaborations. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for Cytel Corporation, a biopharmaceutical company, where she completed several public and private financings and implemented numerous improvements in employee benefit plans. Ms. Eastham also held several similar positions with other companies, including Vice President, Finance, at Boehringer Mannheim Diagnostics from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant. The Board believes Ms. Eastham’s significant financial expertise developed through her experience as a financial officer for numerous public biotechnology companies, her first-hand knowledge and experience in audit and financial control-related matters and her understanding of public and private equity financings, qualifies Ms. Eastham to serve as a director.

     Charles J. Homcy, M.D., has served as a director of the Company since July 2005 and is currently President and Chief Executive Officer of Portola Pharmaceuticals, Inc., a biopharmaceutical company focusing on the treatment of cardiovascular disease and inflammation. Dr. Homcy also has served as a director for Millennium Pharmaceuticals, Inc., a genomics company developing anti-cancer therapies, from 2003 to 2008; Kosan Biosciences, Inc., a biopharmaceutical company developing cancer treatments based on a natural product, polyketides, from 2003 to 2008; and Cytokinetics, Inc., a biopharmaceutical company focused on the treatment of heart failure and cancer, from 2004 to 2008. From January 2003 to November 2003, Dr. Homcy served as senior R&D advisor at Millennium Pharmaceuticals, having joined them in 2002 as President, Research and Development. Prior to that, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc., a biopharmaceutical company focused on the treatment of heart failure, from 1995 to 2002 and as a director of COR from January 1998 to 2002 until its acquisition by Millennium Pharmaceuticals in 2002. Since 1997, Dr. Homcy has been Clinical Professor of Medicine, University of California at San Francisco Medical School and an attending physician at the San Francisco VA Hospital. From 1994 until 1995, Dr. Homcy was President of the medical research division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was Executive Director of the cardiovascular and central nervous system research section at Lederle Laboratories. From 1991 to 1995, Dr. Homcy also served as an attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was an attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School. Dr. Homcy received his B.A. and M.D. degrees from The Johns Hopkins University. The Board believes Dr. Homcy’s scientific and clinical expertise as well as leadership and operational management experience as President of Portola and other biopharmaceutical companies, qualifies Dr. Homcy to serve as a director.

Class I Directors (Term Expiring at the 2012 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas Hofstaetter, Ph.D.	61	President and Chief Executive Officer, VaxInnate Corporation
Thomas B. Okarma, Ph.D., M.D.	64	President and Chief Executive Officer
Patrick J. Zenner	63	Former President and Chief Executive Officer, Roche North America

     Thomas Hofstaetter, Ph.D., has served as a director of the Company since March 2010 and is currently President, Chief Executive Officer and a director of VaxInnate Corporation, a privately-held biotechnology company developing novel, proprietary vaccines for both pandemic and seasonal influenza. From September 2004 to October 2009, Dr. Hofstaetter was Senior Vice President, Corporate Development and Head of Global Business Development and a member of the Wyeth Management Committee at Wyeth, Inc., a global pharmaceutical company developing pharmaceuticals, biotechnology products, vaccines, non-prescription medicines and animal health products. At Wyeth, he closed more than 70 transactions, including acquisitions of biotechnology companies, in-licensing of products and broad technology collaborations. Wyeth merged with Pfizer, Inc. in January 2009. From December 1999 to August 2004, Dr. Hofstaetter was Senior Vice President of Corporate Development of Aventis, a global pharmaceutical company focused on treatments in cardiology, oncology, metabolic diseases and central nervous system disorders. While at Aventis, he was responsible for more than 100 transactions including research alliances, product in- and out-licensing, divestments and spin-outs. From 1991 to 1999, Dr. Hofstaetter served in various executive managerial positions around the world, including the United States, Japan, France and his native Germany, with Hoescht Pharma, a global pharmaceutical company focused on therapies for cardiovascular, allergic, metabolic and central nervous system disorders, and infectious diseases, where he served as a member of the integration steering committee when Aventis was created from the merger between Hoescht and Rhone-Poulenc Rorer. In 1978, Dr. Hofstaetter joined Behringwerke AG in Germany as a research scientist and rose to become head of Research in 1988 and head of the Immunology/Oncology business unit in 1989. Dr. Hofstaetter holds a Master of Science degree in Biochemistry and a Ph.D. in Molecular Biology, magna cum laude, from the University of Tuebingen in Germany. From 2001 to 2004, he was a director of Merial Limited, a joint venture between Aventis and Merck & Co. focusing on pharmaceutical products and vaccines for livestock, pets and wildlife. From 2000 to 2004, he was a member of the board of trustees of the New Jersey Symphony Orchestra. The Board believes Dr. Hofstaetter’s expertise with numerous technology transactions developed through his roles as a senior executive responsible for corporate development and his significant operating and management knowledge of large, global pharmaceutical companies, qualifies Dr. Hofstaetter to serve as a director.

     Thomas B. Okarma, Ph.D., M.D., has served as President, Chief Executive Officer of the Company and a member of the Board since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company and Geron’s wholly-owned subsidiary, and TA Therapeutics, Ltd., a Hong Kong company and Geron’s majority-owned subsidiary. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development of the Company. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies. Dr. Okarma currently serves on the board of directors of BIO and was Chairman of the board of directors of Overseers of Dartmouth Medical School from 2001 to 2006. In 1985, Dr. Okarma founded Applied Immune Sciences, Inc., a biotechnology company using living cell infusions to achieve therapeutic effect in disease treatment, and served initially as Vice President of Research and Development of Applied Immune Sciences and then as Chairman, Chief Executive Officer and a director of Applied Immune Sciences until 1995 when it was acquired by Rhone-Poulenc Rorer, a global pharmaceutical company with core competencies in life sciences, applied chemistry, specialty chemicals and chemical intermediaries. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences until December 1996. From 1980 to 1992, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College, a M.D. and Ph.D. from Stanford University and is a graduate of the Executive Education program of the Stanford Graduate School of Business. As the only management representative on the Board, Dr. Okarma brings an insider’s perspective in board discussions about the business and strategic direction of the Company. In addition, Dr. Okarma’s scientific and medical background provides substantial understanding of the Company’s technologies and programs. Because of these factors, the Board believes that Dr. Okarma should serve as a director.

     Patrick J. Zenner has served as a director of the Company since July 2001. Mr. Zenner currently serves as Chairman of the board of directors for Arqule, Inc., a biotechnology company developing small molecule cancer therapeutics and Exact Sciences Corporation, a molecular diagnostics company focused on screening technology for the detection of colorectal cancer. Mr. Zenner currently also serves as a director for West Pharmaceutical Services, a manufacturer of components and systems for injectable drug delivery and plastic packaging and delivery system components for healthcare and consumer product markets; and XOMA Ltd., a biotechnology company developing therapeutic antibodies. He also is a director for several non-profit organizations, including Farleigh Dickinson University, Creighton University and The Myositis Association. From 2002 to 2008, he was a director for Sciele Pharma Inc., a specialty pharmaceutical company focused on the treatment of cardiovascular, pediatric and women’s health conditions and disorders until its acquisition by Shionogi & Co., Ltd., a Japanese pharmaceutical company targeting treatments for infectious diseases, pain and metabolic syndrome. From 2002 to 2007, he was a director of Dendrite International, a provider of services and software that focused on managing and analyzing sales efforts for the pharmaceutical and other life sciences industries, until its acquisition in 2007 by Cegedim S.A., a French company developing exclusive databases and high value added software solutions. From 2002 to 2009, he was a director for CuraGen Corporation, a biopharmaceutical company developing anti-cancer treatments, until its acquisition in 2009 by Celldex Therapeutics, a biopharmaceutical company developing anti-cancer therapies using monoclonal antibodies, antibody-targeted vaccines and immunomodulators. For part of 2007, Mr. Zenner served as interim Chief Executive Officer of Exact Sciences and served as interim Chief Executive Officer for CuraGen from May 2005 through March 2006. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffmann La-Roche, Inc., the prescription drug unit of the

Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer of Roche North America in January 2001 after growing the North American operations to over $3 billion in revenue and integrating acquisitions of Syntex Corporation and Boehringer Mannheim into the organization. While at Roche, Mr. Zenner also was a member of the clinical and research oversight boards and the global pharmaceutical executive committee. The Board believes Mr. Zenner’s significant operating and management knowledge of a large, multinational pharmaceutical company as President of Roche North America, his extensive experience as a board member with numerous public biopharmaceutical companies and his substantial understanding of the Company and its operations he has gained during his 9 years as a director of the Company, qualifies Mr. Zenner to serve as a director. On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

     There are no family relationships among the executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past ten years have there been any, legal proceedings involving any director or executive officer related to, among others, (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws, (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice, (v) proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity and (vi) any disciplinary sanctions or orders imposed by stock, commodities or derivatives exchange or other self-regulatory organization.

Board Committees and Meetings

     During the fiscal year ended December 31, 2009, the Board held seven meetings and acted by written consent on six occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2009, each of the incumbent directors attended at least 90% of the meetings of the Board and the committees on which the director served. Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all seven directors incumbent at that time were in attendance.

     Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board. The Audit Committee, which is comprised of Ms. Eastham and Messrs. Fritzky and Kiley, met six times in 2009 and acted by written consent on one occasion. All of the members of the Audit Committee are “independent,” as that term is defined by Nasdaq Rule 5605(a)(2). The Board has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Ms. Eastham, has accounting and financial management expertise that qualifies her as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Audit Committee Charter is available on the Internet at http://www.geron.com. See more information about the Audit Committee in the Audit Committee report on page 23 herein.

     Compensation Committee. The Compensation Committee, which was comprised of Dr. Barkas and Mr. Zenner, met three times in 2009 and acted by written consent on eight occasions. Currently, the Compensation Committee is comprised of Drs. Barkas and Hofstaetter and Mr. Zenner. On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting. Mr. Zenner will cease being a member of the Compensation Committee effective May 19, 2010. All current and past members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Rule 5605(a)(2). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Compensation Committee charter is available on the Internet at http://www.geron.com. See more information about the Compensation Committee in the Compensation Committee report on page 37 herein.

     The Compensation Committee has reviewed the Company’s compensation policies and practices and has determined that no policies or practices will have a reasonably likely material adverse effect on the Company. In determining this, the Compensation Committee evaluated the Company’s compensation elements of base salary, annual incentive awards, long-term incentive awards, severance and change in control benefits and other benefits. Based upon this review, the Compensation Committee noted the following policies that balance the compensation elements and mitigate the risk associated with the Company’s compensation practices.
  Performance assessment based upon a mix of individual and corporate achievement.

  Annual incentive awards determined along a range of performance with no minimum payments.

  Utilization of a combination of cash and equity awards to encourage short-term and long-term incentives.

  Absence of employment agreements or contracts that contain multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation.

  Emphasis on pay equity amongst its employees in comparison to internal and external benchmarks.

  No perquisites for any employee sub-set, including executive officers.
     Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 50,000 shares of Common Stock only to employees (other than executive officers and directors of the Company) and consultants in accordance with procedures approved by the Board. The Stock Option Committee acted by written consent on 11 occasions during fiscal 2009.

     Nominating Committee. The Nominating Committee makes recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. Both members of the Nominating Committee are “independent” as that term is defined by Nasdaq Rule 5605(a)(2). The Nominating Committee did not meet during fiscal 2009. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws. The Nominating Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board as a whole. The Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Nominating Committee charter is available on the Internet at http://www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 46 herein.

Compensation of Directors

Fees

     Non-employee directors currently receive the following cash compensation:

(i)	Twenty Thousand Dollars ($20,000) per year, plus an additional Ten Thousand Dollars ($10,000) for service as Chairman of the Board or Chairperson of the Audit Committee and an additional Five Thousand Dollars ($5,000) for service as Chair of the Compensation Committee or the Nominating Committee of the Board; plus

(ii)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)
For members of the Audit Committee, Nominating Committee and the Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of any such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of any such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

     The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in fully vested shares of Common Stock granted under the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan). The per-meeting compensation under (ii) and (iii) above shall be payable in cash within ten business days after each meeting. In addition to cash compensation, non-employee directors also receive automatic equity grants pursuant to the 2006 Directors Plan, as described below.

     The following table provides compensation information for the year ended December 31, 2009 for each non-employee member of the Board.

					Change in Pension
	Fees			Non-Equity	Value and Non-
	Earned			Incentive	qualified Deferred	All
	or Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Director	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)
Barkas, Alexander	$50,250 (3)	$211,900	$321,012	$—	$—	$—	$583,162
Eastham, Karin	$11,750	$48,900	$166,657	$—	$—	$1,979	$229,286
Fritzky, Edward	$30,000 (3)	$171,150	$62,419	$—	$—	$5,521	$269,090
Hofstaetter, Thomas(4)	$—	$—	$—	$—	$—	$—	$—
Homcy, Charles	$29,000 (3)	$163,000	$35,668	$—	$—	$—	$227,668
Kiley, Thomas	$29,750 (3)	$167,075	$57,961	$—	$—	$—	$254,786
Walker, John (5)	$20,000	$—	$—	$—	$—	$—	$20,000
Zenner, Patrick (6)	$29,750	$167,075	$50,025	$—	$—	$6,087	$252,937
____________________

(1)
Amounts represent the aggregate grant date fair value of stock awards and option awards granted during the fiscal year ended December 31, 2009. These stock awards and option awards are not subject to performance conditions. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards and the calculation method. Refer to the supplemental table on page 14 herein for information as to each non-employee director’s unvested stock award holdings and vested and unvested stock option holdings and page 13 herein for the number of stock awards and option awards granted during 2009.

(2)	Amounts represent reimbursement of out-of-pocket expenses in connection with attendance of Board or Committee meetings.

(3)	Annual director compensation paid in stock in lieu of cash. See table below for stock grant information.

(4)	Dr. Hofstaetter joined the Board in March 2010.

(5)	Mr. Walker resigned from the Board in January 2009.

(6)	On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

2006 Directors’ Stock Option Plan

     The 2006 Directors Plan was adopted by the Company’s stockholders in May 2006 and replaced the 1996 Directors’ Stock Option Plan that expired in July 2006. No further option grants can be made under the 1996 Directors’ Stock Option Plan. A total of 2,500,000 shares of the Company’s Common Stock are reserved for issuance pursuant to the 2006 Directors Plan. As amended, the 2006 Directors Plan provides for the automatic grant of non-qualified stock options and restricted stock awards, as described below, as well as the discretionary grant of options, restricted stock and restricted stock units to non-employee directors of the Company. The 2006 Directors Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board.

     The purpose of the 2006 Directors Plan is to provide an incentive for non-employee directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board. Currently, seven non-employee directors of the Company are eligible to receive stock and option grants under the 2006 Directors Plan.

Terms of Awards

     The 2006 Directors Plan provides for the automatic grant of the following types of equity awards.

     First Option. Each person who becomes a non-employee director, whether by election of the stockholders of the Company or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on such person first becomes a non-employee director (the First Option).

     Subsequent Awards. Each non-employee director (other than the Chairman of the Board and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a Subsequent Option) to purchase 10,000 shares of Common Stock and a restricted stock award (a Subsequent Stock Award) of 5,000 shares of Common Stock. In the case of the Chairman of the Board, the Subsequent Option will be for 20,000 shares of Common Stock and the Subsequent Stock Award shall be for 10,000 shares of Common Stock.

     Committee Chair Service Awards. On the date of each Annual Meeting of Stockholders, the Chairman of the Audit Committee receives an option to purchase 5,000 shares of Common Stock (a Committee Chair Service Option), and a restricted stock award (a Committee Chair Service Stock Award) of 2,500 shares of Common Stock. The Committee Chair Service Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be for 2,500 shares of Common Stock and the Committee Chair Service Stock Award shall be for 1,250 shares of Common Stock.

     Committee Service Awards. Upon each non-employee director’s appointment to the Audit Committee, Compensation Committee or Nominating Committee of the Board, the director will receive an option to purchase 2,500 shares of Common Stock (a First Committee Service Option). Thereafter, an option to purchase 1,250 shares of Common Stock (a Subsequent Committee Service Option) and a restricted stock award of 625 shares of Common Stock (a Subsequent Committee Service Stock Award) shall be granted to each non-employee director on the date of each Annual Meeting during the director’s service on such committee, other than the Chairman of such committee. There is currently no stock option grant or restricted stock award contemplated for participation on other committees.

     The 2006 Directors Plan provides that each First Option vests annually over three years upon each anniversary date of appointment to the Board. Each Subsequent Option, Committee Chair Service Option, First Committee Service Option and Subsequent Committee Service Option is fully vested on the date of grant. Each Subsequent Stock Award, Committee Chair Service Stock Award and Subsequent Committee Service Stock Award vests annually in four equal installments over four years commencing on the date of grant and no payment shall be required from the non-employee director in order to receive the award. Options under the 2006 Directors Plan remain exercisable for up to 90 days following the optionee’s termination of service as a Company director, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the Board for an additional 36 months) remain exercisable for up to a 24-month period or unless there is a death of an optionee within three months following his or her termination of service, in which case the options will remain exercisable for an additional six month period from the date of death. Upon termination of service as a Company director, any unvested restricted stock awards shall return to the 2006 Directors Plan, unless such termination is a result of death or permanent and total disability, in which case any unvested restricted stock awards shall immediately vest.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board determines the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq Global Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq Global Market on the date of grant of the option. Options granted under the 2006 Directors Plan have a term of ten years.

     Restricted Stock and Restricted Stock Units. In addition to the automatic grant of restricted stock awards described above, the 2006 Directors Plan, as amended, also permits the discretionary grant of restricted stock and restricted stock units. A restricted stock award is the grant of shares of common stock at a price determined by the Board (which may also not require the payment of any purchase price), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

     A restricted stock unit award provides for the issuance of common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant, and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, the Company will transfer to the participant one unrestricted, fully transferable share of common stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited (although the award may also be settled in the form of cash at the discretion of the Board).

Effect of Certain Corporate Events

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization. In such an event, any unvested restricted stock awards shall immediately vest unless an award with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization is substituted. In addition, except as otherwise provided in an award agreement, unvested shares subject to awards of restricted stock and restricted stock units will become fully vested immediately prior to the date of such dissolution, liquidation, sale, merger, consolidation or reorganization.

Duration and Termination

     The Board may at any time amend or terminate the 2006 Directors Plan, except that such termination cannot affect awards previously granted without the agreement of any optionee so affected. If not terminated earlier, the 2006 Directors Plan will expire in 2016.

2006 Directors Plan Benefits

     The following table sets forth the following information with respect to non-employee directors (seven persons) for the fiscal year ended December 31, 2009: (i) stock options granted under the 2006 Directors Plan; (ii) stock awards granted under the 2006 Directors Plan; and (iii) the grant date fair value of stock options and stock awards granted. As discussed below, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors Plan. In May 2009, additional options were granted to certain directors in recognition of options that expired unexercised during the year. Also in May 2009, additional restricted stock awards were granted to certain directors in recognition of their long-term service to the Board.

			Option
			Awards	Stock Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2009	During 2009	During 2009
Director	Date		(#)	(#)	($)(1)
Barkas, Alexander	5/29/09	(2)	25,000	—	$89,170
	5/29/09	(7)	25,000	—	$89,170
	5/29/09	(6)	40,000	—	$142,672
	5/29/09	(4)	—	12,500	$81,500
	5/29/09	(5)	—	6,135	$40,000
	5/29/09	(10)	—	20,000	$130,400

Eastham, Karin	3/30/09	(3)	45,000	—	$107,199
	3/30/09	(2)	2,500	—	$5,956
	5/29/09	(2)	15,000	—	$53,502
	5/29/09	(4)	—	7,500	$48,900

Fritzky, Edward	5/29/09	(2)	12,500	—	$44,585
	5/29/09	(8)	5,000	—	$17,834
	5/29/09	(4)	—	6,250	$40,750
	5/29/09	(5)	—	3,067	$20,000
	5/29/09	(10)	—	20,000	$130,400

Hofstaetter, Thomas(11)	—		—	—	$—

Homcy, Charles	5/29/09	(2)	10,000	—	$35,668
	5/29/09	(4)	—	5,000	$32,600
	5/29/09	(5)	—	3,067	$20,000
	5/29/09	(10)	—	20,000	$130,400

Kiley, Thomas	5/29/09	(2)	11,250	—	$40,127
	5/29/09	(9)	5,000	—	$17,834
	5/29/09	(4)	—	5,625	$36,675
	5/29/09	(5)	—	3,067	$20,000
	5/29/09	(10)	—	20,000	$130,400

Zenner, Patrick(12)	2/11/09	(2)	2,500	—	$9,898
	5/29/09	(2)	11,250	—	$40,127
	5/29/09	(4)	—	5,625	$36,675
	5/29/09	(10)	—	20,000	$130,400
____________________

(1)
Amounts represent the grant date fair value of stock options and stock awards calculated using the Black Scholes option-pricing model. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock options were fully vested upon grant.

(3)	Stock option vests in three equal consecutive annual installments from the date of grant, provided the director continues to provide services to the Company.

(4)	Restricted stock awards vest in four equal consecutive annual installments from the date of grant, provided the director continues to provide services to the Company.

(5)	Stock awards represent payment of annual director compensation in lieu of cash as of May 29, 2009 at $6.52 per share. Awards were fully vested upon grant.

(6)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on December 18, 2009, provided the director continues to provide services to the Company.

(7)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on May 29, 2009, provided the director continues to provide services to the Company.

(8)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on July 10, 2009, provided the director continues to provide services to the Company.

(9)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on September 14, 2009, provided the director continues to provide services to the Company.

(10)
Restricted stock awards vest over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the director continues to provide services to the Company.

(11)	Dr. Hofstaetter joined the Board in March 2010.

(12)	On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

     The following table sets forth stock options and stock awards outstanding for each non-employee director (seven persons) as of December 31, 2009.

	Option Awards Outstanding		Stock Awards Outstanding as of
	as of December 31, 2009		December 31, 2009
Director	Exercisable (#)	Unexercisable (#)	Unvested (#)
Barkas, Alexander	351,042	61,458	48,125
Eastham, Karin	17,500	45,000	7,500
Fritzky, Edward	193,542	7,708	33,749
Hofstaetter, Thomas(1)	—	—	—
Homcy, Charles	95,000	—	31,250
Kiley, Thomas	131,875	4,375	32,655
Zenner, Patrick(2)	193,750	—	32,655
____________________

(1)	Dr. Hofstaetter joined the Board in March 2010.

(2)	On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2002 EQUITY INCENTIVE PLAN

     The Company’s stockholders are being asked to approve an amendment to the Company’s 2002 Equity Incentive Plan (the 2002 Plan) at this Annual Meeting to increase the number of shares issuable thereunder by 5,000,000 shares. In March 2010, the Board amended the 2002 Plan, subject to stockholder approval to increase the aggregate number of shares authorized for issuance under the 2002 Plan from 19,579,603 to 24,579,603, which share reserve is increased automatically each year as described below. The Board adopted the amendment to ensure that the Company can continue to grant stock options and restricted stock awards to attract and retain high quality employees and consultants. Without the approval of this amendment, the Company would be unable to grant options or restricted stock awards consistent with the Company’s normal compensation practices and common practice in the industry. The annual automatic share reserve increase is insufficient to accommodate the growing number of employees for the Company.

     The 2002 Plan was initially adopted by the Board in February 2002 and approved by the stockholders in May 2002. Upon adoption, the 2002 Plan had an initial reserve of 5,000,000 shares of Common Stock for issuance of awards. This initial reserve was automatically increased on each anniversary date of the Board’s adoption of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board. As of March 1, 2010, a total of 19,579,603 shares of Common Stock had been authorized for issuance under the 2002 Plan. The last automatic increase in the authorized number of shares under the 2002 Plan occurred February 15, 2010 for 2,000,000 shares.

Summary of 2002 Equity Incentive Plan

     The following is a summary of the principal features of the 2002 Plan, together with the applicable tax implications with respect to the 2002 Plan. The summary is qualified by reference to the full text of the 2002 Plan, as amended, which is attached as Appendix A to this proxy statement.

General

     The 2002 Plan provides for grants to employees of the Company and any parent or subsidiary of the Company (including officers and employee directors) of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and for grants of non-qualified stock options and stock purchase rights to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company or any parent or subsidiary of the Company. As of March 1, 2010, 7 executive officers and approximately 175 other employees and consultants (including non-employee directors) are currently eligible to participate in the 2002 Plan. See “Federal Income Tax Aspects” below for information concerning the tax treatment of incentive stock options, non-qualified stock options and stock purchase rights.

     The 2002 Plan is not a qualified retirement plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

     The purposes of the 2002 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to give employees and consultants of the Company a greater personal stake in the success of the Company’s business; to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company; and to promote the success of the Company’s business.

Administration

     The 2002 Plan is currently being administered by the Compensation Committee and the Stock Option Committee of the Board (the Administrator). With respect to executive officers of the Company (including executive officers who are also directors), the 2002 Plan is administered exclusively by the Compensation Committee of the

Board. The Administrator may determine the terms of the options and stock purchase rights granted, including the exercise or purchase price, the number of shares subject to each option or stock purchase right and the exercisability options. The Administrator also has the authority to select the individuals to whom options and stock purchase rights will be granted and to make any combination of grants to individuals. The Administrator’s interpretation and construction of any provision of the 2002 Plan will be final and binding upon all participants.

Eligibility

     The 2002 Plan provides that incentive stock options may be granted only to employees (including officers and employee directors) of the Company or any parent or subsidiary of the Company, while non-qualified stock options and stock purchase rights may be granted not only to employees (including officers and employee directors), but also to consultants (including non-employee directors) of the Company or any parent or subsidiary of the Company. The Administrator shall have full authority to determine which eligible individuals are to receive option grants or stock purchase rights under the 2002 Plan; the number of shares to be covered by each such grant; whether a granted option is to be an incentive stock option which satisfies the requirements of Section 422 of the Code or a non-qualified stock option not intended to meet such requirements; the time or times at which each such option is to become exercisable; and the maximum term for which the option is to remain outstanding.

     The 2002 Plan provides that the maximum number of shares of Common Stock which may be granted under options or stock purchase rights to any one service provider during any calendar year shall be 750,000 shares, subject to adjustment as provided in the 2002 Plan. There is also a limit under the Code on the aggregate market value of shares subject to all incentive stock options granted to an optionee which may first become exercisable during any calendar year.

Stock Subject to the Stock Option Plan

     As described above, an aggregate of 19,579,603 shares (24,579,603 shares assuming the proposed amendment is approved) of Common Stock has been authorized for issuance under the 2002 Plan, including the automatic increase in 2010. This number of shares authorized for issuance under the 2002 Plan will automatically increase on each anniversary date of the Board’s adoption of the 2002 Plan during the term of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board. To the extent that an award granted under the 2002 Plan expires or otherwise terminates without being exercised in full or shares of restricted stock acquired pursuant to a stock purchase right are reacquired at their original price, such shares of Common Stock will again become available for issuance under the 2002 Plan.

Terms of Options

     The following is a description of the terms of options under the 2002 Plan. Individual option grants may be more or less restrictive as to any or all of the terms described below, except for those mandatory terms described using the word “must.”

     Exercise Price; Payment. The exercise price under the 2002 Plan is determined by the Administrator and in the case of all incentive stock options granted under the 2002 Plan, the exercise price must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a 10% Stockholder) must equal at least 110% of the fair market value of the Common Stock on the date of grant. In addition, although the 2002 Plan does not establish a minimum exercise price for non-qualified stock options, the Administrator has historically granted each non-qualified stock option with an exercise price equal to the fair market value of the Common Stock on the date of grant. An optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee having a value equal to the statutory minimum amount required to be withheld (if permitted by the Administrator), by delivering already owned stock of the Company (if permitted by the Administrator) that, in the case of stock acquired from the Company has been held by the optionee for at least six months, or by a combination of these means. As of March 1, 2010, the closing sales price of a share of the Company’s Common Stock as reported on the Nasdaq Global Market was $5.71 per share.

     The consideration to be paid for shares issued upon exercise of options granted under the 2002 Plan, including the method of payment, is determined by the Administrator and may consist entirely of cash; check; promissory note; shares of the Company’s Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization for the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

     Option Exercise/Restrictions on Transfer. An option is nontransferable by the optionee other than by will or by the laws of descent and distribution. Each option may be exercised during the lifetime of the optionee only by such optionee or in the case of a non-qualified stock option by a transferee under a qualified domestic relations order. In the event of an optionee’s death, an option may be exercised by a person who acquires the right to exercise that option by bequest or inheritance. Options granted under the 2002 Plan generally vests in a series of installments at the rate of 12.5% of the total number of shares as of the six month period from the date of grant, and approximately 2.08% each month thereafter. Under certain circumstances, options may be exercised prior to vesting, subject to the Company’s right to repurchase shares subject to such option at the exercise price paid per share. The Company’s repurchase rights would generally terminate on a vesting schedule identical to the vesting schedule of the exercised option.

     Term. The Administrator determines the term of options granted under the 2002 Plan. The term of a stock option granted under the 2002 Plan must not exceed ten years; provided, however, that the term of an incentive stock option must not exceed five years for 10% Stockholders.

     In the event an optionee ceases to be employed or retained by the Company for any reason other than death or disability, each outstanding option held by such optionee will generally remain exercisable for the three-month period following the date of such cessation of employment or service. Should the optionee’s employment or service terminate by reason of death or disability, all outstanding options that would be exercisable in the next 36 months would become exercisable and remain exercisable for 24 months following the date of death or disability. If an optionee dies within three months after termination (other than a termination because of disability), each outstanding option held by such optionee will remain exercisable for six months following the date of termination. The Board has full power and authority to extend the period of time for which the option is to remain exercisable following the optionee’s termination of service, and in no event will the post-termination exercise periods described above allow an option to be exercised after the expiration of the term of such option.

Stock Purchase Rights

     The Administrator may issue stock purchase rights to employees, directors and consultants either alone, in addition to or in tandem with the issuance of options under the 2002 Plan, and such rights are nontransferable by the holder other than by will or by the laws of descent and distribution. The Administrator determines:
  the number of shares subject to stock purchase rights issued to employees, directors and consultants;

  the price per share for the restricted stock to be issued to an employee, director or consultant pursuant to a stock purchase right;

  the time period within which an employee, director or consultant to whom a stock purchase right has been issued must accept such offer; and

  the terms and conditions of the stock purchase rights and restricted stock.
     Restricted stock issued pursuant to the exercise of stock purchase right will be evidenced by a written restricted stock purchase agreement. The restricted stock purchase agreement will contain such restrictions as the Administrator provides, including restrictions concerning voting rights, transferability and restrictions based on duration of employment and the satisfaction of performance thresholds. The Company may repurchase from the holder of restricted stock the restricted stock immediately upon the termination of employment or consultancy for any reason (including death or disability) for an amount equal to the price paid for the restricted stock. The Company may pay the price for the restricted stock by canceling any indebtedness that the stockholder may owe to the Company.

Adjustment Provisions

     Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our Common Stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class and the maximum number of shares of stock subject to the 2002 Plan as well as the maximum number of shares for which any one person may be granted options or stock purchase rights per calendar year, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our stock. Other types of transactions may also affect our Common Stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, the transaction is not an equity restructuring, and the Administrator determines that an adjustment to the 2002 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2002 Plan, the Administrator will equitably adjust the 2002 Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the 2002 Plan, as well as the maximum number of shares that may be issued to any person during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable. The adjustments determined by the Administrator shall be final, binding and conclusive.

Effect of Certain Corporate Events

     In the event of a transaction involving a merger or acquisition of all or substantially all of the Company’s assets, the 2002 Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such a transaction, the 2002 Plan provides that all of the outstanding repurchase rights of the Company with respect to previously unvested shares of Common Stock acquired upon exercise of options or stock purchase rights granted under the 2002 Plan will terminate. Any surviving or acquiring corporation or entity may either assume outstanding awards under the 2002 Plan or substitute similar awards.

Duration and Amendment

     Unless terminated sooner through action by the Board, the 2002 Plan shall terminate in 2012. The Board shall have complete and exclusive power and authority to amend or modify the 2002 Plan in any or all respects whatsoever; provided, however, that no amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options outstanding under the 2002 Plan; and provided, further, that the Board shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with applicable statutory, regulatory or other legal requirements.

Federal Income Tax Aspects

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the 2002 Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular individual based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants under the 2002 Plan to consult their own tax advisors concerning tax implications of grants and exercises and the disposition of stock acquired upon such exercises under the 2002 Plan.

     Stock Options. Options granted under the 2002 Plan may be either “incentive stock options,” which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or non-qualified stock options, which will not so qualify.

     If an option granted under the 2002 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise. However, the excess of the fair market value of the stock at the date of exercise over the exercise price will be an item of adjustment for the purposes of the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares acquired upon exercise more than two years after grant of the option and one year after such exercise, any gain or loss will be treated as long-term capital gain or loss. If either of these holding periods is not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any capital gain recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income (or any capital loss recognized on such disposition) will be characterized as long-term if the sale occurs more than one year after exercise of the option or as short-term if the sale is made earlier.

     All other options which do not qualify as incentive stock options are referred to as non-qualified stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a non-qualified stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares as of the date of exercise of the option will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

     Stock Purchase Rights. For federal income tax purposes, if an individual is granted a stock purchase right, the individual generally will not have taxable income on the grant of the stock purchase right, nor will the Company then be entitled to any deduction. Generally, on the purchase of restricted stock pursuant to a stock purchase right, the individual will also not have taxable income, nor will the Company be entitled to a deduction, unless the individual makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. The income recognized by an individual who is also an employee of the Company will be subject to income and employment tax withholding by the Company. If the individual makes a valid election under Section 83(b) with respect to restricted stock, the individual generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock, and the Company will be entitled to a deduction for the same amount.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code provides that a publicly-held corporation cannot deduct compensation of a covered employee (the Chief Executive Officer and certain other executive officers) to the extent the compensation paid to such employee exceeds $1 million per tax year. There is a statutory exception to this limitation for certain performance-based compensation. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if granted in accordance with the requirements set forth in Section 162(m). Section 162(m) requires that the stock option grant be approved by a committee consisting of outside directors (as defined in Section 162(m)), the plan states the maximum number of shares that can be granted to any person within a specified period and the compensation must be based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). We have designed the 2002 Plan in a manner which allows for options granted thereunder to comply with those requirements.

2002 Plan Benefits

     The following table presents certain information with respect to cumulative stock awards outstanding under the 2002 Plan as of December 31, 2009 to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, (iii) all non-executive officer directors as a group and (iv) all non-executive officer employees and consultants as a group. Amounts of future grants of awards under the 2002 Plan are not determinable because under the terms of the 2002 Plan, grants of awards are made at the discretion of the Administrator.

			Cumulative
	Cumulative		Number of Shares
	Number of Shares		Subject to Unvested
	Subject to Stock		Restricted Stock
	Options Granted	Weighted Average	Awards Under the
Name and Position	Under the 2002 Plan	Exercise Price	2002 Plan
Thomas B. Okarma, Ph.D., M.D.	1,650,000	$5.66	172,500
President and Chief Executive Officer
David L. Greenwood	1,046,341	$5.59	134,375
Executive Vice President and
Chief Financial Officer
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.	200,000	$6.76	40,000
Executive Vice President,
Chief Medical Officer, Oncology
David J. Earp, J.D., Ph.D.	536,250	$6.21	96,250
Senior Vice President Business Development
and Chief Patent Counsel
Jane S. Lebkowski, Ph.D.	542,500	$5.97	96,250
Senior Vice President, Chief Scientific Officer,
Regenerative Medicine
All Executive Officers as a group (7 persons)	4,479,416	$5.91	705,656
All Non-Executive Officer Directors
as a Group (7 persons)	107,500	$6.24	43,434
All Non-Executive Officer Employees
and Consultants as a Group (174 persons)	4,983,283	$6.31	780,994

     As of December 31, 2009, options to purchase 9,570,199 shares were outstanding (net of canceled or expired options), unvested restricted stock awards of 1,530,084 were outstanding and 1,569,023 shares remained available for future grants under the 2002 Plan. As of December 31, 2009, the aggregate fair value of shares subject to outstanding options and restricted stock awards under the 2002 Plan was $61,606,571 assuming a market value of $5.55 per share as of December 31, 2009.

REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve the amendment to the 2002 Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Accordingly, proxies reflecting abstentions to this proposal will be treated as votes against the amendment to the 2002 Plan. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On the recommendation of the Audit Committee, the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The Chairman of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2010. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2009 and 2008. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2009	December 31, 2008
Audit Fees(1)	$675,414	$585,449
Tax Fees(2)	22,374	11,340
All Other Fees	1,740	1,500
____________________

(1)	Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the Nasdaq Global Market (Nasdaq). The Audit Committee operates pursuant to a written charter adopted and amended by the Board of Directors in March 2005. A copy of the Committee’s amended and restated charter is available on the Company’s website at http://www.geron.com.

     The members of the Audit Committee are Ms. Eastham (Chairperson) and Messrs. Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by Nasdaq. The Board has also determined that Ms. Eastham is an audit committee financial expert as defined by Nasdaq.

     The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the independent registered public accounting firm.

     Management is responsible for the Company’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

     Submitted on February 19, 2010 by the members of the Audit Committee of the Company’s Board of Directors.

Karin Eastham (Chairperson)
Edward V. Fritzky
Thomas D. Kiley, Esq.
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission (SEC), is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 39 herein and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of January 31, 2010.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	569,110	*
Karin Eastham(3)	39,850	*
Edward V. Fritzky(4)	307,771	*
Thomas Hofstaetter, Ph.D.(5)	—	*
Charles J. Homcy, M.D.(6)	160,251	*
Thomas D. Kiley, Esq.(7)	336,946	*
Patrick J. Zenner(8)	270,271	*
David J. Earp, J.D., Ph.D.(9)	758,098	*
David L. Greenwood(10)	1,249,483	1.27%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.(11)	85,833	*
Jane S. Lebkowski, Ph.D.(12)	780,189	*
Thomas B. Okarma, Ph.D., M.D.(13)	1,899,145	1.92%
All directors and executive officers as a group (14 persons)	7,090,927	6.91%
____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2010 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Includes 169,686 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 48,125 shares held under unvested restricted stock awards, and 350,417 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of January 31, 2010.

(3)	Includes 7,500 shares held under unvested restricted stock awards by Karin Eastham and 32,350 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of January 31, 2010.

(4)	Includes 78,605 shares held directly by Edward V. Fritzky, 33,749 shares held under unvested restricted stock awards and 195,417 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of January 31, 2010.

(5)	Dr. Hofstaetter joined the Board in March 2010.

(6)	Includes 34,001 shares held directly by Charles J. Homcy, 31,250 shares held under unvested restricted stock awards and 95,000 shares issuable upon the exercise of outstanding options held by Dr. Homcy exercisable within 60 days of January 31, 2010.

(7)	Includes 115,433 shares held directly by Thomas D. Kiley, 32,655 shares held under unvested restricted stock awards, 9,705 shares held by the Kiley Family Partnership and 46,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 132,500 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of January 31, 2010.

(8)	Includes 43,866 shares held directly by Patrick J. Zenner, 32,655 shares held under unvested restricted stock awards and 193,750 shares issuable upon the exercise of outstanding options held by Mr. Zenner exercisable within 60 days of January 31, 2010. On March 25, 2010, Mr. Zenner notified the Company of his decision to retire as a member of the Board effective as of May 19, 2010, the date of the Annual Meeting.

(9)	Includes 112,418 shares held directly by David J. Earp, 96,250 shares held under unvested restricted stock awards and 549,430 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of January 31, 2010.

(10)	Includes 117,433 shares held directly by David L. Greenwood, 134,375 shares held under unvested restricted stock awards and 997,675 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of January 31, 2010.

(11)	Includes 40,000 shares held under unvested restricted stock awards by Stephen M. Kelsey and 45,833 shares issuable upon the exercise of outstanding options held by Dr. Kelsey exercisable within 60 days of January 31, 2010.

(12)	Includes 109,771 shares held directly by Jane S. Lebkowski, 96,250 shares held under unvested restricted stock awards and 574,168 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of January 31, 2010.

(13)	Includes 238,105 shares held directly by Thomas B. Okarma, 172,500 shares held under unvested restricted stock awards and 1,488,540 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of January 31, 2010.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to equity awards under the Company’s equity compensation plans at December 31, 2009:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security
holders(1)	11,761,395	$6.93	4,095,388	(2),(3)
Equity compensation plans not approved by security
holders	730,000 (4)	$6.16	—
Total	12,491,395	$6.88	4,095,388
____________________

(1)	Includes the 1992 Stock Option Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 2006 Directors’ Stock Option Plan.

(2)	Includes 627,951 shares of Common Stock reserved for issuance under the Company’s 1996 Employee Stock Purchase Plan.

(3)	Does not include future automatic annual increases under the Company’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board’s adoption of the 2002 Equity Incentive Plan during the term of the plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)	Represents outstanding warrants issued in conjunction with consulting services and license agreements with research institutions. For further details, see Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2010.

INFORMATION CONCERNING CERTAIN EXECUTIVE OFFICERS

     The information required by this section concerning our executive officers is incorporated by reference from the section captioned “Executive Officers of the Company” contained in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

     Executive compensation programs impact all employees by establishing a general framework for compensation and creating a work environment focused on expectations, goals and rewards. Because the performance of every employee is important to overall success, the Board is mindful of the impact executive compensation and incentive programs have on all employees. In considering executive compensation policies and practices, the Board balances the needs to conserve cash and minimize shareholder dilution against the requirements to attract, retain and motivate company management and employees.

     We maintain our headquarters and operations in the San Francisco Bay area, which has a high cost of living and a highly competitive employment environment. Specifically, numerous biotechnology and other high-growth or commercial companies are nearby and compete for the same personnel that we seek to recruit, motivate and retain. In addition, the business cycle in the biotechnology industry is much longer than other commercial industries requiring long-term dedication from employees. Building an infrastructure that fosters growth and technological innovation requires substantial investment in people and resources with no guarantee of return.

     In reconciling these areas, the Board strives to act in the long-term best interests of the Company and its stockholders. Because of these challenges, the Board has structured the Company’s executive compensation strategy and structure based on the following principles:
  Reward Successful Execution of Business Strategy:

  Bonus compensation for executive officers is predicated on organizational success in addition to individual achievement. The compensation program is designed to support the corporate business strategy and business plan by clearly communicating what is expected of each executive officer with respect to goals and results, and reward entity/team success, not just individual effort.

  Attract and Retain Qualified Talent:

  Successful execution of the business strategy necessitates keeping the Company’s management team in place and focused on business goals. Therefore, the Company’s program must be competitive including equity awards granted with vesting schedules designed to promote retention.

  Align Management and Stockholder Interests:

  Long-term equity compensation underscores the common interests of stockholders and management by providing a continuing financial incentive to maximize long-term value to stockholders.

Objectives of the Executive Compensation Program

     The executive compensation program is designed to achieve four primary objectives:

1.	Ensure base pay is competitive for the role or job to be performed and to retain the executive for succession planning while providing reasonable and responsible pay arrangements in order to maintain a sustainable cost framework.

2.	Recognize achievement of annual goals and milestones through annual incentives.

3.	Reward successful completion of long-term goals and enhancement of shareholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment fostering teamwork among and high morale within the executive team.

Compensation Elements and Purpose

     Executive compensation at the Company consists of the following elements:
  Base salary: Compensation for ongoing performance throughout the year.

  Annual incentive awards: Awarded to recognize and reward performance, in the context of individual, team and Company performance, in the fiscal year just ended.

  Long-term incentive awards: Equity compensation to provide an incentive to manage the Company from the perspective of an owner with an equity stake in the business.

  Other benefits: Employee benefit plans in which executive officers and all employees participate.

  Severance and change in control benefits: Remuneration paid to executive officers in the event of a change in control of the Company or involuntary employment termination.
     To date, we have not structured our compensation elements for executive officers so as to target each separate component at a specific percentage of their total direct compensation for the year. The component elements of the compensation plan work together to help attract, retain and incentivize an experienced and highly capable management team.

Compensation Committee Role

     The Compensation Committee determines all compensation for executive officers. Both Compensation Committee members are independent of the Company’s management. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decision with regard to his compensation.

     To aid the Compensation Committee in its responsibilities, the Chief Executive Officer (assisted by senior human resources personnel) provides the Compensation Committee with a variety of information, including survey data, analyses and recommendations relating to the Company’s performance, individual performance of other executive officers and compensation recommendations for every employee, including all executive officers, except the Chief Executive Officer. In preparation for the Compensation Committee’s review and decision, the Chief Executive Officer tasks senior human resources personnel with project leadership for internal compensation and performance review. Each executive officer is responsible for ensuring employee performance reviews within their groups are completed on a timely basis and such reviews objectively reflect the employee’s accomplishments as well as areas for improvement. All of the executive officers, including the Chief Executive Officer, review the performance ratings for each employee, the proposed salary change and the recommended bonus award. This comprehensive review includes consideration of effective performance management, motivation and retention of key employees, internal equity considerations, compliance with legal and benefit plan requirements, tax and accounting treatment, disclosure and other legal requirements.

     At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other executive officers with the Compensation Committee, but no other executive officer has any input into the executive compensation decisions. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other executive officers because of his direct knowledge of each executive’s performance and contributions. For each executive officer, the Compensation Committee independently determines each component of compensation based on their collective assessment of the executive’s performance using the following factors:
  performance against corporate and individual goals for the previous year;

  difficulty of achieving desired results in the coming year;

  value of unique skills and capabilities to support long-term performance of the Company;

  performance of general management responsibilities;

  reporting structure and internal pay relationships;

  extraordinary contributions as a member of the executive management team;

  market information; and

  overall company performance.
     The Compensation Committee exercises judgment in allocating between cash and non-cash compensation. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive compensation and related programs. The Compensation Committee did not utilize any consultants in evaluating executive compensation in 2009.

Calculation of Compensation Elements

Base Salary

     The Compensation Committee annually evaluates executive officer base salaries and adjustments are made at the beginning of the year to reflect changes in job responsibilities and market conditions. When establishing or reviewing base salaries for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, nature and responsibility of the position, strategic goals for which the executive has responsibility, Company and individual performance, salary norms for persons in comparable positions at comparable companies, the competitiveness of the market for the executive’s services and industry compensation levels.

     In determining base salary, the Compensation Committee reviews independent survey data, such as the Radford Biotech Survey, as well as publicly available data from companies with which Geron competes for talent. The businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. Companies used for compensation evaluation may include Gilead Sciences, Inc., Amgen Inc., Genzyme Corporation, Biogen Idec Inc., Affymax, Inc. and others. These companies are larger than us with respect to market capitalization, revenue and employees and represent the market in which we compete for talented executives, especially for positions which we will be developing in the future to help us plan for our next stage of anticipated growth. Companies such as Genentech Inc. and CV Therapeutics have been eliminated from the list since they have been acquired by pharmaceutical companies. Although base salary information from comparable companies is useful comparative information, the Compensation Committee does not require that the base salary of individual executives bear any particular relationship to salaries of executives of similar positions of those comparable companies. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of Geron’s current stage of development, the Compensation Committee evaluates other indications of performance, including progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities.

2009 Compensation Decisions

     The Compensation Committee met in December 2008 to evaluate executive officer performance and compensation and faced a very challenging economic environment given the distress in the financial markets beginning in the third quarter of 2008. In light of the volatile economic environment, the deterioration of the capital markets, the related limitations on stockholder returns and available cash resources, the Compensation Committee placed a freeze on base salaries for all executive officers, including the Chief Executive Officer, for fiscal year 2009.

     In April 2009, the Compensation Committee approved the terms of the offer letter agreement for Dr. Stephen Kelsey. After considering the base salaries for all executive officers, including the Chief Executive Officer, the base salary earned by Dr. Kelsey while at Genentech, Inc. and the base salary paid to prior employees in Dr. Kelsey’s position, the Compensation Committee approved an annual base salary of $400,000 for Dr. Kelsey.

Annual Incentive Awards

     Annual incentive awards are awarded on a discretionary basis, usually at the end of the Company’s fiscal year-end. They are designed to reward achievement of corporate and individual goals set by the Compensation Committee at the beginning of the year, as well as qualify, to the extent applicable, for performance-based compensation which is not subject to the $1,000,000 limitation on company income tax deductibility per executive officer imposed under Section 162(m) of the Internal Revenue Code. For more information about Section 162(m), please see page 37 herein.

     All employees, including executive officers, have an established potential award which is equal to a percentage of the employee’s base salary. The percentage increases with increasing rank in the Company. The maximum bonus targets for executive officers in 2009 ranged from 40% to 60% of base salary depending on the executive’s position. There are no minimum threshold targets or multipliers that would increase the bonus targets. In addition, the bonus targets are weighted by individual and Company performance factors as noted below with increasing weight on Company performance for more senior employees. Overall corporate performance factor ranges from 0% to 100% and is assigned by the Compensation Committee based upon their qualitative assessment of Company performance against corporate goals. Individual performance factors range from 0% to 100% and are based on written employee performance reviews. As noted below, the Chief Executive Officer reviews the performance of executive officers and each Board member conducts an independent assessment of the Chief Executive Officer’s performance which is submitted to the Compensation Committee for tabulation and evaluation.

     Each year, the Chief Executive Officer provides Company goals to the Board for review and approval and the Board approves the goals and assigned weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. The goals correlate with increased business value of the Company and for its stockholders. Annual goals typically include the following:
  product development, such as enhancements in technology or manufacturing;

  clinical progress, such as initiation of clinical trials, patient enrollment and patient data;

  corporate development, such as strategic collaborations; and

  finance, legal and administration, such as patent enforcement, budget controls and maintenance of a strong balance sheet.
     Individual goals for executive officers focus on contributions that facilitate the achievement of overall Company goals and development of the organization. Each year, the Board reviews and approves the individual goals for executive officers. Corporate and individual goals are sufficiently difficult to require the Company and executive officers to perform at a high level in order to meet the goals and the likelihood of attaining these goals is not assured.

     As part of the annual year-end performance reviews, the Compensation Committee (with input from the Chief Executive Officer and the other Board members) evaluates the Company’s overall performance for the given year with respect to the approved goals as well as other significant Company performance accomplishments while also taking into consideration the degree of difficulty in achieving the goal and any particular events or circumstances that impacted performance. For this assessment, the Compensation Committee evaluates the status of Geron’s development programs, clinical progress and corporate development activities. This necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on a single performance area, but rather considers the entire mix of accomplishments, challenges and efforts in evaluating Company performance and assigning a corporate performance factor.

     The Chief Executive Officer evaluates individual performance (for executives other than himself) through written evaluations. He provides the evaluations to the Compensation Committee along with his recommendations for each executive officer’s individual performance factor. The Compensation Committee reviews the performance and assessment of each executive officer. The Compensation Committee obtains reviews of the Chief Executive Officer from each Board member to evaluate the Chief Executive Officer. The Compensation Committee also considers the following general criteria when evaluating individual performance, not all of which are applicable to all executive officers:
  the individual’s role in the research, development, acquisition and/or licensing of product candidates and technologies;

  the individual’s contribution to the achievement of key research, development and business milestones;

  the individual’s contribution to the management team and development and application of leadership skills to drive future performance of the Company;

  the individual’s ability to attract, hire, manage, retain and motivate staff in support of the achievement of the Company’s performance objectives;

  the individual’s contribution to the achievement of key financial objectives of the Company, including the management of financial budgets and forecasts, and as appropriate, involvement in investor relations and corporate funding initiatives; and

  effectiveness of the individual’s management of regulatory compliance requirements related to his or her responsibilities.
     At the end of the year, the Compensation Committee evaluates, on a qualitative basis, the level of each executive officer’s attainment of his or her individual performance goals, including the Chief Executive Officer. The Compensation Committee does not specifically allocate or weight these goals and considers the attainment of individual goals on an overall basis when assessing performance for each executive officer. The Compensation Committee’s assessment of the executive officer’s level of attainment of individual performance goals becomes the factor for the individual performance weighting used in the calculation of the bonus for the end of the year (as described in the second table set forth below which illustrates the calculation of the 2009 bonus awarded as a percentage of salary).

Corporate Performance

     The table below summarizes our performance goal categories, 2009 weightings and our Compensation Committee’s assessment of Company performance as measured in terms of each category that was used to calculate the overall corporate performance factor of 85%.

		2009 Weighting	2009 Result	Total
Corporate Performance Category	Description	(A)	(B)	(A x B)
Clinical Development	Progress of product candidates	50%	82%	41%
	to and through clinical trials
Product Development	Research and development,	30%	80%	24%
	including process
	improvements
Corporate Development	In-licensing and out-licensing	10%	100%	10%
	technology and strategic
	transactions to enhance
	corporate business plan
Administration	Finance, legal, human	10%	100%	10%
	resources and intellectual
	property management
	Total Corporate Performance Factor			85%

     Highlights of the 2009 accomplishments taken into account by the Compensation Committee in determining overall Company performance as well as individual performance for executive officers included the following:

Clinical Development
  Implemented alternative dosing schedules for Phase I studies of imetelstat (GRN163L) in order to optimize exposure while reducing toxicity.

  Interim clinical data from the trial of imetelstat (GRN163L) in patients with refractory, advanced solid tumors showed that modified dosing schedules achieved exposures to imetelstat that exceed the levels that have been associated with tumor inhibition in several models of human cancers. In addition, telomerase inhibition was observed in tissue samples from patients.

  Clinical data from multiple Phase I trials provided evidence to assess the safety, tolerability, pharmacokinetics and pharmacodynamics of imetelstat.

  Established Phase II dose and dosing schedule for imetelstat in order to advance the program to Phase II clinical trials in 2010.

  Completed patient enrollment for the Phase II trial of GRNVAC1 in patients with acute myelogenous leukemia (AML) at high risk of relapse.

  Interim clinical data from the GRNVAC1 trial showed that 14 of 20 patients who remain in complete remission are negative for the gene marker WT-1, a tumor gene involved in the differentiation and proliferation of AML.

  Obtained FDA concurrence for use of data from an ongoing preclinical study of GRNOPC1 in an animal model of cervical injury to support both the release of the clinical hold and expansion to cervical patients for the Investigational New Drug (IND) for spinal cord injury.
Product Development
  Preclinical data presented at the American Association for Cancer Research Annual Meeting showing that imetelstat inhibits cancer stem cells from multiple tumor types.

  Demonstrated key process improvements for manufacturing imetelstat yield with higher purity and reduced costs.

  Developed and implemented new technology to generate higher purification of hESC-derived cell types for use in IND-enabling preclinical studies.

  Established manufacturing process for GRNCM1 in order to produce cells for future IND-enabling studies.

  Modified methods to derive pancreatic islet cells from hESCs that shortened production and increased yield.

  Identified significant line extension indications for GRNOPC1 and initiated collaborations with appropriate academics for Alzheimer’s, stroke, and multiple sclerosis.

  Established proof of concept for hESC-derived chondrocytes in small animal models of cartilage damage.
Corporate Development
  Entered into a global exclusive license and alliance agreement with GE Healthcare to develop and commercialize cellular assay products derived from hESCs for use in drug discovery, development and toxicity screening.

  Funded an equity contribution to ViaGen, Inc., in which Geron now holds a 28% ownership interest. ViaGen is the global leader in animal cloning, a modern breeding technology that can be used to produce a genetic copy of an existing animal. The technology has important applications in agriculture and human medicine.

Finance, Legal and Administration
  Maintained strong balance sheet by raising $45.9 million in net proceeds upon closing a public offering of common stock.

  U.S. Patent Office granted Geron’s request to declare an interference between a patent application owned by Geron and U.S. Patent No. 7,510,876 owned by Novocell, Inc. The patent filings cover technology for the differentiation of hESCs into the precursors of numerous endoderm cell types, including pancreatic islet cells.
Executive Officer Performance

     For 2009, the Compensation Committee concluded that on an overall basis Dr. Okarma had achieved 100% of his individual goals, which included providing overall management and leadership for all research and development programs; recruiting key positions in the oncology management team, specifically clinical operations; representing the Company to the investment community through frequent corporate presentations to provide updates on developments and progress; developing and mentoring other executive officers and employees for succession planning; serving as the primary Company spokesperson for the media and building overall corporate branding and image for recognition by physicians, patients and potential collaborators and partners, including governmental funding agencies in the U.S. and abroad. For 2009, the Compensation Committee concurred with Dr. Okarma’s recommendation for each executive officer’s achievement of his or her individual performance goals and concluded that each Named Executive Officer (NEO) on an overall basis had achieved 100% of his or her individual goals, which included support of the corporate initiatives mentioned above and also functional departmental goals, as described below.
  Mr. Greenwood’s 2009 individual goals included leadership of our finance department; establishing budgets and maintaining expense control in line with budgets; executing appropriate financing initiatives to keep the company optimally capitalized; ensuring compliance with all relevant SEC and other regulations and continued assessment of current and potential new collaborative strategic relationships to enhance our programs.

  Dr. Kelsey’s 2009 individual goals included leadership of clinical and preclinical oncology project teams; identifying, planning and executing appropriate clinical approaches for oncology product candidates; establishing and implementing preclinical strategy for new oncology indications or product candidates; and building the proper teams to support all oncology projects by recruiting and developing key individuals.

  Dr. Earp’s 2009 individual goals included execution of our alliance with GE Healthcare; development and implementation of appropriate strategies to ensure the most advantageous intellectual property protection for our technologies, product candidates and research programs; review of potential technology licensing opportunities to enhance our programs; and maintenance of current collaborative relationships.

  Dr. Lebkowski’s 2009 individual goals included leadership of our regenerative medicine project teams; initiation of a Phase I trial for GRNOPC1; establishment of a consistent manufacturing process for GRNCM1 and selection of a preclinical development path; identification of new clinical indications for GRNOPC1; increasing yield for differentiation of GRNIC1 and affirming proof of concept for hESC-derived chondrocytes.
     For 2009, the Compensation Committee adjusted the weighting percentages between corporate and individual performance for each executive officer, including the Chief Executive Officer. In prior years, the weighting percentages were 50% each for corporate and individual performance. For 2009, the weighting percentages were increased for corporate performance to 80% and decreased for individual performance to 20%. The Compensation Committee implemented this change to more closely align annual incentive awards with the achievement of company goals that contribute to operational and financial success and create shareholder value.

     Following were the bonus targets and weighting percentages used to calculate the 2009 bonus for the Named Executive Officers (NEOs):

				Bonus
	Bonus	Corporate	Individual	Awarded
	Potential as a	Performance	Performance	as a % of
Officer and Position	% of Salary	Weighting	Weighting	Salary
Thomas B. Okarma, Ph.D., M.D.
President and Chief Executive Officer	60%	80%	20%	53%
David L. Greenwood
Executive Vice President, Chief Financial Officer	45%	80%	20%	40%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.
Executive Vice President, Chief Medical
Officer, Oncology	45%	80%	20%	40%
David J. Earp, J.D., Ph.D.
Senior Vice President, Business Development
and Chief Patent Counsel	40%	80%	20%	35%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Chief Scientific Officer,
Regenerative Medicine	40%	80%	20%	35%

     The bonus awarded as a percentage of salary is equal to the product of the bonus potential multiplied by the sum of the (1) the product of the level of achievement of the Company’s performance in 2009 (85%, as described above), multiplied by the 80% weighting, and (2) the product of the level of achievement of individual goals (100% for each NEO in 2009), multiplied by the 20% weighting.

Long-Term Incentive Awards

     Historically, long-term incentive awards consisted primarily of stock options. However, in recent years there has been rapid evolution of practices relating to long-term incentive awards among companies with which the Company competes. Like many of these companies, in 2007 the Company began to utilize a mix of stock options and restricted stock awards for all employees, including executive officers. A number of factors contributed to the shift in higher use of restricted stock grants including:
  the desire to provide employees with the opportunity to receive and maintain an equity interest in the Company;

  the opportunity to increase employee and stockholder benefit through a diversity of types and designs of equity awards;

  reduction of the dilutive impact on shares outstanding in comparison to stock options; and

  recognition of a significant number of stock options with exercise prices above the Company’s stock price.
     Stock option grants and restricted stock awards from the 2002 Equity Incentive Plan encourage employee ownership in Geron, link pay with performance and align interests of stockholders and employees. Without sustained growth and positive stock price performance, all our employees, including executive officers, carry the risk that they will not be able to realize significant gains from their equity-based awards. The Compensation Committee determines the size of the stock option grant and restricted stock award according to each executive’s position within the Company and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Compensation Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. Other factors include long-term incentives previously granted, the amount of actual versus theoretical equity value per year that has been derived to date by the individual, the current actual value of the unvested equity grants for each individual, the percentage of stock option grants with exercise prices greater than the Company’s stock price and the number of stock option grants that have expired unexercised as a result of market conditions. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. There is no set formula for the granting of stock options or other equity awards to individual executive officers or employees.

Equity Grant Practices and Vesting Conditions

     The Company has a consistent approach to equity granting practices. We do not backdate options nor grant options retroactively. In addition, we do not coordinate our option or restricted stock grants so that they are made before an announcement of favorable information or after an announcement of unfavorable information. Stock option grants to all newly hired employees are made on the third Wednesday of the month following the new employee’s hire date. To facilitate this practice, the Compensation Committee has authorized the Chief Executive Officer as the sole member of the Stock Option Committee to approve individual stock option grants up to 50,000 shares to non-executive employees. Restricted stock awards and stock option grants greater than 50,000 shares or for executive officers must be approved by the Compensation Committee. The exercise price of all stock options is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Market on the date of grant so that the recipient will not earn any compensation from his or her options unless our share price increases above the exercise price; thus aligning the interests of our stockholders, and our employees and executives, during their employment, in the long-term success of the Company. Geron’s standard practice is to grant options that vest monthly over four years from the date of grant, provided the employee continues to provide services to the Company.

     Annual equity awards to all employees, including executive officers, are typically granted on the same date of the Annual Meeting of Stockholders, which is also the date that non-employee board members receive their equity awards in accordance with the 2006 Directors Plan. The exercise price for the annual stock option grants is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Market on the date of grant and the vest schedule is monthly over four years from the date of grant, provided the employee continues to provide services to the Company. For restricted stock awards, the vesting schedule is typically annually over four years from the date of grant, provided the employee continues to provide services to the Company. Given the intensely dynamic business environment in which the Company operates, it would be extremely difficult to craft meaningful performance objectives with such a long horizon. As a result, the vesting of all equity awards is contingent on an employee’s (including executive officer’s) continued service to the Company, rather than on performance with regard to specific business objectives.

2009 Compensation Decisions

     In May 2009, the Compensation Committee granted a mix of stock options and restricted stock awards to all Geron employees, including executive officers. The Compensation Committee first pre-approved a grant matrix, based on employee base salary, level and individual performance ratings at the end of 2008, which determined the number of options that may be awarded to each employee, including executive officers. Once the number of stock options for each employee was determined, that number was then reduced by 50%. The restricted stock award for each employee, including executive officers, was equal to one-half of the reduced option grant. In addition, the Compensation Committee considered declines in the stock price due to market conditions that have caused stock options granted in earlier periods to remain significantly out of the money and therefore have little value as incentives or retention. The Compensation Committee noted that these out of the money options that were close to expiry would likely be unexercised. In consideration of these factors, the Compensation Committee granted additional stock options to employees, including executive officers, in order to provide new incentive and retention motivation. These additional stock options vest monthly over two years from the date of expiration of the out of the money unexercised options, provided the employee continues to provide services to the Company. Given the difficult economic environment and the salary freeze imposed on all employees, including executive officers, for fiscal 2009, the Compensation Committee approved grants of restricted stock awards to selected individuals, including executive officers, as a retention tool. These special restricted stock awards vest over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the employee continues to provide services to the Company.

     In April 2009, the Compensation Committee approved the terms of the offer letter agreement for Dr. Stephen Kelsey. After considering the new hire equity awards granted to each executive officer, including the Chief Executive Officer, the equity awards earned by Dr. Kelsey while at Genentech, Inc. and the equity awards granted to prior employees in Dr. Kelsey’s position, the Compensation Committee approved the following equity awards to be granted to Dr. Kelsey:

  an option to purchase 200,000 shares of the Company’s Common Stock with an exercise price equal to the market value of the Common Stock on the third Wednesday of the month following Dr. Kelsey’s hire date, in accordance with the Company’s practice for all new employees; and

  a restricted stock award for 40,000 shares of the Company’s Common Stock granted on the first date of Dr. Kelsey’s employment that vests over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the executive continues to provide services to the Company.
     See section “Grants of Plan-Based Awards” on page 41 herein for additional information regarding stock option grants and restricted stock awards to Named Executive Officers in 2009.

Other Benefits

     Geron offers a comprehensive array of benefit programs to its employees, including all executive officers. These include:
  Comprehensive medical, dental, vision coverage and life insurance;

  A cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the Code). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  A 401(k) plan. In 2009, the Company matched 100% of each employee’s annual contributions in Geron Common Stock, subject to a four-year vesting schedule from the employee’s start date; and

  The Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.
     Executive officers pay for 25% of their health premium cost which is deducted from their gross salary. Other employees pay either 8% or 15% of their health premium cost.

     The Company does not offer any pension plans or health benefits during retirement.

Severance and Change in Control Benefits

     In September 2002, the Board approved a Change of Control Severance Plan (the Severance Plan) that became effective on January 21, 2003 and was subsequently revised in October 2006 and December 2008. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six 6 months following a change of control due to a material change in the terms of employment. Severance payments range from three to 18 months of base salary, depending on the employee’s position with the Company, payable in a lump sum payment. For executive officers, severance payments would be 15 months for Named Executive Officers, other than the Chief Executive Officer and 18 months for the Chief Executive Officer. In addition to a cash payment, the Company will also pay the COBRA health insurance premiums for each employee through the earlier of the end of his or her severance period (or the time that the employee obtains other coverage).

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors Plan provide that each outstanding option and award will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Equity Incentive Plan will terminate.

     In January 2003, the Company entered into employment agreements with certain executive officers and key employees which were amended in 2008 to comply with the requirements of Code Section 409A. These agreements provide for severance pay, in lump-sum payment, equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation for one year to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Severance Plan previously described. The employment agreements provide that such executive officers may not interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

     The table below summarizes the potential payments under the Severance Plan or individual employment agreements for the Named Executive Officers if a termination or change in control event occurred on December 31, 2009:

		Before Change in Control	After Change in Control
		Termination w/o Cause or	Termination w/o Cause or	Change
Officer and Position	Benefit	for Good Reason(1)	for Good Reason(2)	in Control(3)
Thomas B. Okarma, Ph.D., M.D.	Severance	$802,500	$802,500
President and Chief Executive	Benefits	13,242	24,756
Officer	Option and
	Restricted
	Stock Vesting			$2,051,225
Total		$815,742	$827,256	$2,051,225
David L. Greenwood	Severance	$518,750	$518,750
Executive Vice President,	Benefits	13,242	20,630
Chief Financial Officer	Option and
	Restricted
	Stock Vesting			$1,508,800
Total		$531,992	$539,380	$1,508,800
Stephen M. Kelsey, M.D., F.R.C.P,
F.R.C.Path	Severance	$—	$500,000
Executive Vice President,	Benefits	—	28,514
Chief Medical Officer, Oncology	Option and
	Restricted
	Stock Vesting			$222,000
Total		$—	$528,514	$222,000
David J. Earp, J.D., Ph.D.	Severance	$357,500	$406,250
Senior Vice President,	Benefits	18,081	28,427
Business Development and	Option and
Chief Patent Counsel	Restricted
	Stock Vesting			$747,163
Total		$375,581	$434,677	$747,163
Jane S. Lebkowski, Ph.D.	Severance	$368,500	$418,750
Senior Vice President,	Benefits	13,200	20,578
Chief Scientific Officer,	Option and
Regenerative Medicine	Restricted
	Stock Vesting			$827,213
Total		$381,700	$439,328	$827,213

____________________

(1)	Amounts represent lump sum severance payments and continued benefits that could be paid to the Named Executive Officer under such executive’s employment agreement as of December 31, 2009.

(2)	Amounts represent lump sum payments and continued benefits that could be paid to the Named Executive Officer under the Company’s Severance Plan as adopted in December 2008 in the event of a termination in connection with a change in control on December 31, 2009. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Severance Plan.

(3)	Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change of control assuming a market value of $5.55 per share as of December 31, 2009.

Perquisites

     Executive Officers do not receive perquisites.

Tax and Accounting Implications for Executive Compensation

     The Compensation Committee is responsible to address the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to the Company’s executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

     In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of, including the impact of expenses being recognized in connection with equity awards, its decisions in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT(1)(2)

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2009.

     Submitted on February 22, 2010 by the members of the Compensation Committee of the Board of Directors:

Alexander E. Barkas, Ph.D.	Compensation Committee Chair
Patrick J. Zenner	Compensation Committee Member
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Dr. Hofstaetter joined the Board and became a member of the Compensation Committee in March 2010.

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of the Company’s Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Policies and Procedures

     Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” To identify related party transactions, each year, we have our directors and officers complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating Committee Charter determines, on an annual basis, which members of our Board meet the definition of independent director as defined by Nasdaq Rule 5605(a)(2). This obligation is set forth in writing in the Nominating Committee charter. A copy of the Nominating and Corporate Governance charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” Our Nominating Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Conduct establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct is available on our website at http://www. geron.com in the Investors section under “Corporate Governance.” Our Code of Conduct requires any person who becomes aware of any departure from the standards in our Code of Conduct to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

Compensation Committee Interlocks and Insider Participation

     Dr. Barkas and Mr. Zenner both served on the Compensation Committee for the fiscal year ended December 31, 2009. Dr. Hofstaetter joined the Board and became a member of the Compensation Committee in March 2010. Mr. Zenner will cease being a member of the Compensation Committee effective May 19, 2010. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from March 1992 until May 1993, neither Dr. Barkas nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of the executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table includes information concerning compensation for the years ended December 31, 2009, 2008 and 2007 to the Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers of the Company (Named Executive Officers or NEOs).

							Change in
							Pension
							Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(1)	($)(1)	($)	($)	($)(3)	($)
Thomas B. Okarma, Ph.D., M.D.	2009	$535,000	$282,500	$717,200	$1,551,558	$—	$—	$15,742	$3,102,000
President and Chief Executive	2008	535,000	280,900	198,500	788,750	—	—	14,508	1,817,658
Officer	2007	510,000	275,000	3,163,141	606,120	—	—	14,517	4,568,778
David L. Greenwood	2009	$415,000	$164,300	$570,500	$606,356	$—	$—	$36,817	$1,792,973
Executive Vice President,	2008	415,000	163,400	148,875	607,114	—	—	36,623	1,371,012
Chief Financial Officer	2007	395,000	160,000	1,615,404	454,590	—	—	34,429	2,659,423
Stephen M. Kelsey, M.D., F.R.C.P,
F.R.C.Path
Executive Vice President,
Chief Medical Officer, Oncology	2009	$272,821	$158,400	$193,600	$735,060	$—	$—	$12,101	$1,371,982
David J. Earp, J.D., Ph.D.
Senior Vice President,	2009	$325,000	$114,400	$423,800	$463,684	$—	$—	$35,781	$1,362,665
Business Development and	2008	325,000	113,800	99,250	102,435	—	—	32,386	672,871
Chief Patent Counsel	2007	310,000	112,000	1,271,504	303,060	—	—	27,885	2,024,449
Jane S. Lebkowski, Ph.D.
Senior Vice President,	2009	$335,000	$117,900	$423,800	$374,514	$—	$—	$35,200	$1,286,414
Chief Scientific Officer	2008	335,000	117,300	99,250	194,627	—	—	32,271	778,448
Regenerative Medicine	2007	320,000	115,000	1,201,604	303,060	—	—	32,150	1,971,814
____________________

(1)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during fiscal years 2009, 2008 and 2007. These stock awards and option awards are not subject to performance conditions. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards and the calculation method. Refer to the supplemental table on page 42 herein for information as to each Named Executive Officers unvested stock award holdings and vested and unvested stock option holdings and page 41 herein for the number of stock awards and option awards granted during 2009.

(2)	Amounts represent cash payments for Annual Incentive Awards. See discussion on page 29 herein.

(3)	Amounts shown include: (a) the net portion of health insurance premiums paid by the Company; (b) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers; and (c) contributions toward tax return preparation services as follows:

			401(k) Match	Tax Return
Name	Year	Premiums ($)	($) (a)	Preparation ($)	Total ($)
Thomas B. Okarma, Ph.D., M.D.	2009	$13,242	$—	$2,500	$15,742
	2008	12,008	—	2,500	14,508
	2007	12,017	—	2,500	14,517

David L. Greenwood	2009	$13,242	$22,000	$1,575	$36,817
	2008	12,008	20,500	4,115	36,623
	2007	11,933	20,496	2,000	34,429

Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	2009	$12,101	$—	$—	$12,101

David J. Earp, J.D., Ph.D.	2009	$18,081	$16,500	$1,200	$35,781
	2008	16,286	15,500	600	32,386
	2007	11,185	15,500	1,200	27,885

Jane S. Lebkowski, Ph.D.	2009	$13,200	$22,000	$—	$35,200
	2008	11,771	20,500	—	32,271
	2007	11,654	20,496	—	32,150
____________________

(a)
Under the Geron 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2009, 2008 and 2007, the Board approved a matching contribution equal to 100% of each employee’s annual contributions during 2009, 2008 and 2007, respectively. The matching contribution is invested in the Company’s Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2009 match was made on January 4, 2010 at $6.22 per share. The 2008 match was made on January 2, 2009 at $4.82 per share. The 2007 match was made on January 2, 2008 at $5.73 per share.

Grants of Plan-Based Awards

     The following table sets forth information with respect to the stock options and restricted stock awards granted during the year ended December 31, 2009 to each of the Named Executive Officers as listed in the Summary Compensation Table shown under the caption “Executive Compensation.”

			All	All
			Other	Other
			Option	Stock	Exercise
			Awards:	Awards:	or Base	Grant Date
			Number of	Number of	Price	Fair Value of
			Securities	Shares of	of Stock	Stock and
			Underlying	Stock or	Option	Option
			Options	Units	Awards	Awards
Name	Grant Date		(#)	(#)	($/Sh)	($)(1)
Thomas B. Okarma, Ph.D., M.D.	5/29/09	(2)	100,000	—	$6.52	$356,680
	5/29/09	(6)	35,000	—	6.52	124,838
	5/29/09	(7)	300,000	—	6.52	1,070,040
	5/29/09	(3)	—	50,000	—	326,000
	5/29/09	(4)	—	60,000	—	391,200

David L. Greenwood	5/29/09	(2)	75,000	—	$6.52	$267,510
	5/29/09	(6)	35,000	—	6.52	124,838
	5/29/09	(8)	20,000	—	6.52	71,336
	5/29/09	(9)	40,000	—	6.52	142,672
	5/29/09	(3)	—	37,500	—	244,500
	5/29/09	(4)	—	50,000	—	326,000

Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	5/20/09	(10)	200,000	—	$6.76	$735,060
	4/27/09	(4)	—	40,000	—	193,600

David J. Earp, J.D., Ph.D.	5/29/09	(2)	50,000	—	$6.52	$178,340
	5/29/09	(5)	35,000	—	6.52	124,838
	5/29/09	(8)	20,000	—	6.52	71,336
	5/29/09	(9)	25,000	—	6.52	89,170
	5/29/09	(3)	—	25,000	—	163,000
	5/29/09	(4)	—	40,000	—	260,800

Jane S. Lebkowski, Ph.D.	5/29/09	(2)	50,000	—	$6.52	$178,340
	5/29/09	(6)	10,000	—	6.52	35,668
	5/29/09	(8)	20,000	—	6.52	71,336
	5/29/09	(9)	25,000	—	6.52	89,170
	5/29/09	(3)	—	25,000	—	163,000
	5/29/09	(4)	—	40,000	—	260,800
____________________

(1)
Amounts represent the grant date fair value of stock options and restricted stock awards calculated using the Black Scholes option-pricing model. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing May 29, 2009, provided the executive continues to provide services to the Company.

(3)	Restricted stock awards vest in a series of four equal consecutive annual installments commencing May 29, 2009, provided the executive continues to provide services to the Company.

(4)
Restricted stock awards vest over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the executive continues to provide services to the Company.

(5)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing April 13, 2009, provided the executive continues to provide services to the Company.

(6)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing May 19, 2009, provided the executive continues to provide services to the Company.

(7)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing July 23, 2009, provided the executive continues to provide services to the Company.

(8)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing October 2, 2009, provided the executive continues to provide services to the Company.

(9)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing December 18, 2009, provided the executive continues to provide services to the Company.

(10)
Option is exercisable as follows: 25,000 shares on October 27, 2009, and the remaining 175,000 shares become exercisable in a series of 42 equal consecutive monthly installments commencing October 27, 2009, provided the executive continues to provide services to the Company.

Outstanding Equity Awards Value at Fiscal Year-End

     The following table includes information with respect to the value of all outstanding equity awards previously awarded to the Named Executive Officers as of December 31, 2009.

			Option Awards				Stock Awards
			Number	Number						Market
			of	of					Number of	Value of
			Securities	Securities					Shares or	Shares
			Underlying	Underlying					Units of	or Units of
			Unexercised	Unexercised	Option				Stock	Stock
			Options	Options	Exercise	Option			That Have	That Have
	Grant		(#)	(#)	Price	Expiration	Grant		Not Vested	Not Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($)(1)
Thomas B. Okarma,
Ph.D., M.D.	1/26/01	(2)	150,000	—	$18.63	1/26/11	5/23/07	(12)	25,000	$138,750
	12/14/01	(3)	90,000	—	$8.23	12/14/11	5/28/08	(12)	37,500	$208,125
	6/27/02	(3)	60,000	—	$8.23	6/27/12	5/29/09	(12)	50,000	$277,500
	9/5/02	(2)	245,000	—	$3.76	9/5/12	5/29/09	(13)	60,000	$333,000
	5/30/03	(2)	100,000	—	$5.08	5/30/13
	5/27/04	(2)	100,000	—	$7.56	5/27/14
	5/6/05	(2)	110,000	—	$6.40	5/6/15
	5/24/06	(2)	156,771	18,229	$6.63	5/24/16
	5/23/07	(2)	64,583	35,417	$9.32	5/23/17
	5/28/08	(2)	39,583	60,417	$3.97	5/28/18
	5/28/08	(5)	178,125	106,875	$3.97	5/28/18
	5/29/09	(2)	14,583	85,417	$6.52	5/29/19
	5/29/09	(7)	10,208	24,792	$6.52	5/29/19
	5/29/09	(8)	62,500	237,500	$6.52	5/29/19

			Option Awards				Stock Awards
			Number	Number						Market
			of	of					Number of	Value of
			Securities	Securities					Shares or	Shares
			Underlying	Underlying					Units of	or Units of
			Unexercised	Unexercised	Option				Stock	Stock
			Options	Options	Exercise	Option			That Have	That Have
	Grant		(#)	(#)	Price	Expiration	Grant		Not Vested	Not Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($)(1)
David L. Greenwood	1/26/01	(2)	80,000	—	$18.63	1/26/11	5/23/07	(12)	18,750	$104,063
	12/14/01	(3)	75,000	—	$8.23	12/14/11	5/28/08	(12)	28,125	$156,094
	6/27/02	(3)	50,000	—	$8.23	6/27/12	5/29/09	(12)	37,500	$208,125
	9/5/02	(2)	145,000	—	$3.76	9/5/12	5/29/09	(13)	50,000	$277,500
	5/30/03	(2)	75,000	—	$5.08	5/30/13
	5/27/04	(2)	75,000	—	$7.56	5/27/14
	5/6/05	(2)	85,000	—	$6.40	5/6/15
	5/24/06	(2)	111,979	13,021	$6.63	5/24/16
	5/23/07	(2)	48,438	26,562	$9.32	5/23/17
	5/28/08	(2)	29,688	45,312	$3.97	5/28/18
	5/28/08	(5)	138,338	83,003	$3.97	5/28/18
	5/29/09	(2)	10,938	64,062	$6.52	5/29/19
	5/29/09	(7)	10,208	24,792	$6.52	5/29/19
	5/29/09	(9)	1,667	18,333	$6.52	5/29/19
	5/29/09	(10)	—	40,000	$6.52	5/29/19

Stephen M. Kelsey, M.D.,
F.R.C.P, F.R.C.Path.	5/20/09	(11)	33,333	166,667	$6.76	5/20/19	4/27/09	(13)	40,000	$222,000

David J. Earp, J.D., Ph.D.	1/26/01	(2)	65,000	—	$18.63	1/26/11	5/23/07	(12)	12,500	$69,375
	12/14/01	(3)	54,000	—	$8.23	12/14/11	5/28/08	(12)	18,750	$104,063
	6/27/02	(3)	36,000	—	$8.23	6/27/12	5/29/09	(12)	25,000	$138,750
	9/5/02	(2)	65,000	—	$3.76	9/5/12	5/29/09	(13)	40,000	$222,000
	5/30/03	(2)	37,500	—	$5.08	5/30/13
	5/27/04	(2)	50,000	—	$7.56	5/27/14
	5/6/05	(2)	60,000	—	$6.40	5/6/15
	5/24/06	(2)	83,984	9,766	$6.63	5/24/16
	5/23/07	(2)	32,292	17,708	$9.32	5/23/17
	5/28/08	(2)	19,792	30,208	$3.97	5/28/18
	5/29/09	(2)	7,292	42,708	$6.52	5/29/19
	5/29/09	(4)	11,667	23,333	$6.52	5/29/19
	5/29/09	(9)	1,667	18,333	$6.52	5/29/19
	5/29/09	(10)	—	25,000	$6.52	5/29/19

Jane S. Lebkowski, Ph.D.	1/26/01	(2)	75,000	—	$18.63	1/26/11	5/23/07	(12)	12,500	$69,375
	12/14/01	(3)	54,000	—	$8.23	12/14/11	5/28/08	(12)	18,750	$104,063
	6/27/02	(3)	36,000	—	$8.23	6/27/12	5/29/09	(12)	25,000	$138,750
	9/5/02	(2)	70,000	—	$3.76	9/5/12	5/29/09	(13)	40,000	$222,000
	5/30/03	(2)	37,500	—	$5.08	5/30/13
	5/27/04	(2)	50,000	—	$7.56	5/27/14
	5/6/05	(2)	60,000	—	$6.40	5/6/15
	5/24/06	(2)	67,188	7,812	$6.63	5/24/16
	5/23/07	(2)	32,292	17,708	$9.32	5/23/17
	5/28/08	(2)	19,792	30,208	$3.97	5/28/18
	5/28/08	(6)	33,958	11,042	$3.97	5/28/18
	5/29/09	(2)	7,292	42,708	$6.52	5/29/19
	5/29/09	(7)	2,917	7,083	$6.52	5/29/19
	5/29/09	(9)	1,667	18,333	$6.52	5/29/19
	5/29/09	(10)	—	25,000	$6.52	5/29/19

____________________

(1)	Amounts represent an estimate of the market value of unvested restricted stock awards as of December 31, 2009, assuming a market value of $5.55 per share.

(2)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(3)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing January 1, 2002, provided the executive continues to provide services to the Company.

(4)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in April 2009, provided the executive continues to provide services to the Company.

(5)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in September 2008, provided the executive continues to provide services to the Company.

(6)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in May and September 2008, provided the executive continues to provide services to the Company.

(7)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in May 2009, provided the executive continues to provide services to the Company.

(8)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in July 2009, provided the executive continues to provide services to the Company.

(9)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in October 2009, provided the executive continues to provide services to the Company.

(10)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in December 2009, provided the executive continues to provide services to the Company.

(11)
Option is exercisable as follows: 25,000 shares on October 27, 2009, the remaining 175,000 shares become exercisable in a series of 42 equal consecutive monthly installments commencing October 27, 2009, provided the executive continues to provide services to the Company.

(12)	Restricted stock awards vest in four equal consecutive annual installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(13)
Restricted stock awards vest over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the executive continues to provide services to the Company.

Option Exercises and Stock Awards Vested

     The following table includes certain information with respect to the options exercised and restricted stock awards vested by the Named Executive Officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	On Exercise	Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
Thomas B. Okarma, Ph.D., M.D.	—	$ —	171,541	$1,099,394
David L. Greenwood	—	$ —	88,208	$544,631
Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	—	$ —	—	$—
David J. Earp, J.D., Ph.D.	—	$ —	69,458	$428,388
Jane S. Lebkowski, Ph.D.	—	$ —	65,708	$402,925

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company.

Non-qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis – Severance and Change in Control Benefits.”

CORPORATE GOVERNANCE

     The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and Nasdaq, and implements other corporate governance practices which it believes are in the best interest of the Company and its stockholders.

Code of Conduct

     In 2003, the Company adopted a Code of Conduct (the Code of Conduct), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairperson of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

The Board of Directors

     One class of the Board is elected annually, and each of the directors stands for election every three years. Presently the Board is comprised of eight directors, one of whom is an executive officer and seven of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and Nasdaq, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board. The role of Chairman of the Board is separate from the Chief Executive Officer of the Company. The Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that the Company’s business receives the undivided attention of the Chief Executive Officer.

     The Board maintains four committees whose functions are described beginning on page 8 herein. Committee membership is determined by the Board, and, except for the Stock Option Committee composed of Dr. Okarma, all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy.

     It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has an active role, as a whole, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In addition, each of our Board committees considers the risks within its areas of responsibilities. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s employment policies, executive compensation plans and arrangements. In connection with the structuring of the compensation elements for executive officers, the Compensation Committee also considered whether such programs, individually or in the aggregate, encourage executives to take unnecessary or excessive risks, and has concluded that the compensation elements and executive compensation program do not encourage such risk taking. The Audit Committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of the Company’s financial reporting processes and annual audit of the Company’s financial statements, the Audit Committee also reviews with the independent auditors and management the adequacy and effectiveness of the Company’s policies and procedures to assess, monitor and manage business risk and the Company’s legal and ethical compliance program. The Audit Committee also takes appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest, and risks relating to management and Board succession planning. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure, which separates the roles of the Chairman of the Board and the Chief Executive Officer of the Company.

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o David L. Greenwood, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes to this process.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2009, all Reporting Persons complied with the applicable filing requirement.

Stockholder Nominations and Proposals for 2011 Annual Meeting

     The Company expects to hold its 2011 Annual Meeting of Stockholders in May 2011. All proposals or director nominations of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page herein. A stockholder’s notice to include any proposal in the 2011 Annual Meeting of Stockholders must be delivered to the Company’s Secretary not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting. For the 2011 Annual Meeting of Stockholders, the notice must be delivered between January 19, 2011 and February 18, 2011. However, if the 2011 Annual Meeting of Stockholders is not within 30 days of May 19, 2011, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2011 Annual Meeting of Stockholders was made or the day the notice of the 2011 Annual Meeting of Stockholders is mailed. In addition, the Company’s Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:
  name and address;

  the class and number of shares of the Company owned of record or beneficially owned;

  any derivative, swap or other transaction which gives economic risk similar to ownership of shares of the Company;

  any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

  any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, or the voting power with respect to, shares of the Company;

  any performance related fees that the proposing /nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and

  any other information required by the SEC to be disclosed in a proxy statement.
     The stockholder’s notice must also include the following information for each proposed director nominee:
  the same information as for the nominating person set forth above;

  all information required to be disclosed in a proxy statement in connection with election of directors; and

  financial or other relationships between the nominating person and the nominee during the past three years.
     Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

     Stockholders who wish to submit a proposed nominee to the Nominating Committee should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

     The Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee must 1) meet the objective independence requirements set forth by the SEC and Nasdaq, 2) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

     The Nominating Committee does not specifically consider diversity in identifying nominees for election as a director. However, specific experience or expertise that could assist the Company in developing its product candidates provides added value and insight to the Board. In general, the Committee aspires the Board to be comprised of individuals that represent a diversity of professional experience, perspective and experience, and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the Company.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David L. Greenwood
Secretary

March 29, 2010

APPENDIX A

     GERON CORPORATION
2002 EQUITY INCENTIVE PLAN
(As Amended March 2009, Effective as of May 2009)

     The following constitutes the provisions of the 2002 Equity Incentive Plan, as amended, of Geron Corporation.

1. Purposes of the Plan.

     The purposes of the Geron Corporation 2002 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions.

     As used herein, the following definitions shall apply:

(a)	“Acquisition” means (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(b)	“Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c)	“Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(f)	“Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(g)	“Common Stock” means the Common Stock of the Company.

(h)	“Company” means Geron Corporation, a Delaware corporation.

(i)	“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(j)	“Director” means a member of the Board.

(k)	“Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee (i) during any leave of absence approved by the Company or (ii) upon any transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(l)	“Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding awards granted under the Plan.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(n)	“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for such Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o)	“Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(p)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(q)	“Independent Director” means a Director who is not an Employee of the Company.

(r)	“Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)	“Option” means a stock option granted pursuant to the Plan.

(u)	“Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v)	“Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)	“Plan” means the Geron Corporation 2002 Equity Incentive Plan, as may be amended from time to time.

(x)	“Qualified Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(y)	“Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

(z)	“Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(aa)	“Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

(bb)	“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(cc)	“Service Provider” means an Employee, Director or Consultant.

(dd)	“Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

(ee)	“Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(ff)	“Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Stock Subject to the Plan.

     Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially 24,579,603 shares of the Company’s Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights will increase annually on each anniversary date of the Board’s adoption of the Plan during the term of the Plan equal to the least of (i) two million (2,000,000) Shares, (ii) four percent (4%) of the Company’s outstanding Shares on such date or (iii) a lesser amount determined by the Board. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4. Administration of the Plan.

(a)	Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant, and otherwise act as Administrator hereunder with respect to, awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b)	Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

	(i)	to determine the Fair Market Value;

	(ii)	to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

	(iii)	to determine the number of Shares to be covered by each such award granted hereunder;

	(iv)	to approve forms of agreement for use under the Plan;

	(v)	to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine) and amend such terms and conditions following the grant of such Options and Stock Purchase Rights hereunder;

	(vi)	to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

	(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

	(viii)	to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

	(ix)	to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 15; and

	(x)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility.

     Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Director or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a)	Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)	Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c)	No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 750,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan.

     The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8. Term of Option.

     The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a)	Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but in no event less than the par value per Share, and in the case of an Incentive Stock Option:

	(i)	granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

	(ii)	granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(c)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment.

10. Exercise of Option.

(a)	Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, as may be amended from time to time. An Option may not be exercised for a fraction of a Share.

(b)	Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

	(i)	A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

	(ii)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

	(iii)	Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

	(iv)	In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c)	Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

	(i)	The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

	(ii)	The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

	(iii)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

	(iv)	The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

	(v)	The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(c).

(d)	Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If and to the extent, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e)	Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Holder may exercise his or her Option within twenty-four (24) months following the Holder’s termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) and such Option shall be exercisable during such period for the number of Shares subject to the Option with respect to which the right to exercise was (i) already accrued as of the Holder’s termination and (ii) would have accrued had the Holder remained a Service Provider continuously for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option (determined after taking into account the accelerated exercisability provided for in this Section 10(e)) shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, and to the extent, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f)	Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within twenty-four (24) months following the Holder’s termination by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) and such Option shall be exercisable during such period for the number of Shares subject to the Option with respect to which the right to exercise was (i) already accrued as of the Holder’s termination and (ii) would have accrued had the Holder remained a Service Provider continuously for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option (determined after taking into account the accelerated exercisability provided for in this Section 10(f)) shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If, and to the extent, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

If a Holder dies within three (3) months after termination as a Service Provider (other than as a result of the Holder’s disability), the Option may be exercised within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise such Option had accrued as of the date of death.

(g)	Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time because the issuance of shares would violate the registration requirements under the Securities Act or because the sale of Shares on or after exercise would be inconsistent with the terms of the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements or inconsistent with such insider trading policy, as applicable.

(h)	Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i)	Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

11. Non Transferability of Options and Stock Purchase Rights.

     Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. Notwithstanding the preceding sentence, a Non-Qualified Stock Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned Option may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned Option (or portion thereof) shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

12. Stock Purchase Rights.

(a)	Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b)	Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason. The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

(c)	Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)	Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)	In the event that the Administrator determines that, other than an Equity Restructuring, any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

	(i)	the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

	(ii)	the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

	(iii)	the grant or exercise price with respect to any Option or Stock Purchase Right.

(b)	In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

	(i)	To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

	(ii)	To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

	(iii)	To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

	(iv)	To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

	(v)	To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13(a) and 13(b) hereof:

	(i)	The number and type of securities subject to each outstanding Option or Stock Purchase Right and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 13(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

	(ii)	The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 hereof).

(d)	If the Company undergoes an Acquisition, then the vesting of any outstanding Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition. Any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume any Options, Stock Purchase Rights or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then such Options or Stock Purchase Rights shall terminate if not exercised prior to the closing of such Acquisition.

(e)	Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

(f)	The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

 14. Time of Granting Options and Stock Purchase Rights.

     The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b)	Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

16. Stockholder Approval.

     The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options, Stock Purchase Rights or Restricted Stock may be granted or awarded prior to such stockholder approval, provided that such Options, Stock Purchase Rights and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve month period, all Options, Stock Purchase Rights and Restricted Stock previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

17. Inability to Obtain Authority.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Repurchase Provisions.

     The Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or Stock Purchase Right upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency.

20. Investment Intent.

     The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21. Governing Law.

     The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

GERON CORPORATION C/O COMPUTERSHARE 350 INDIANA ST., SUITE 750 GOLDEN, CO 80401
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GERON CORPORATION			For	Withhold	For All
			All	All	Except
Vote on Directors
1.	Election of Class II Directors.		☐	☐	☐
Nominees
	01)	Edward V. Fritzky
	02)	Thomas D. Kiley

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		For	Against	Abstain
Vote on Proposals

2.	To approve an amendment to the Company’s 2002 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares.	☐	☐	☐

3.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

4.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M21275-P90580

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF
GERON CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 2010, and hereby appoints Thomas B. Okarma and David L. Greenwood, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2010 Annual Meeting of Stockholders of Geron Corporation to be held on May 19, 2010, at 8:30 a.m. local time, at the Company's headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class II Directors to hold office until the Annual Meeting of Stockholders in 2013; (2) to approve an amendment to the Company's 2002 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares; (3) to ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and (4) as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE